UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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☐	Soliciting Material under Rule 14a-12

CPI CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL STOCKHOLDERS' MEETING

TO CPI CORP. STOCKHOLDERS:

The Annual Meeting of the Stockholders of CPI Corp. (the “Company”) will be held at 9:00 a.m. (Central Daylight Time), Wednesday, August 10, 2011, at the Company’s offices at 1706 Washington Avenue, St. Louis, Missouri 63103-1717.  The items of business to be acted upon at this meeting are as follows:

1.	Election of a Board of Directors for the ensuing year;

2.	A proposal to amend the Articles of Incorporation of the Company to reduce the number of authorized shares of common stock from 50 million shares to 16 million shares;

3.	A proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 4, 2012;

4.	An advisory vote on the compensation of the Company’s Named Executive Officers;

5.	An advisory vote on the frequency of advisory votes on the compensation of the Company’s Named Executive Officers; and

6.	Such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has specified June 16, 2011, at the close of business, as the record date for the purpose of determining the stockholders who are entitled to receive notice of and to vote at the Annual Meeting.

The Proxy Statement for the Annual Meeting is set forth on the following pages.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on August 10, 2011.  The proxy statement is available by first clicking “INVESTOR” and then “SEC Filings” on CPI Corp.’s website at www.cpicorp.com.  You may obtain directions to the Annual Meeting by written or telephonic request directed to the Company’s Secretary, CPI Corp., 1706 Washington Avenue, St. Louis, Missouri  63103-1717 or by telephone at (314) 231-1575, extension 3559.

We urge you to promptly sign, date, and return your Proxy even if you plan to attend the Annual Meeting.  If you do attend the meeting, you may vote your shares in person, thereby canceling the Proxy.  A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

By Order of the Board of Directors,

/s/Jane E. Nelson
____________________________
JANE E. NELSON
General Counsel and Secretary

Dated:  July 11, 2011

1706 Washington Avenue     ●     St. Louis, Missouri     ●     63103-1717     ●     (314) 231-1575     ●     www.cpicorp.com

Table of Contents
Questions and Answers ....................................................................................................................................................................................................
ii

Stockholders Entitled to Vote ............................................................................................................................................................................................	1

Quorum ...	1

How to Vote; Submitting Your Proxy; Revoking Your Proxy .......................................................................................................................................	1

Stockholder Proposals for 2011 Annual Meeting ...........................................................................................................................................................	3

Election of Directors (Proposal 1) .....................................................................................................................................................................................	3

Executive Officers ...	6

Security Ownership of Certain Beneficial Owners .........................................................................................................................................................	7

Security Ownership of Management ...............................................................................................................................................................................	7

Section 16(a) Beneficial Ownership Reporting Compliance .........................................................................................................................................	8

Corporate Governance ...	8

Board and Committee Meetings ........................................................................................................................................................................................	10

Compensation Committee Interlocks and Insider Participation ....................................................................................................................................	11

Compensation Discussion and Analysis .........................................................................................................................................................................	11

Compensation Committee Report ......................................................................................................................................................................................	16

Summary Compensation Table ..........................................................................................................................................................................................	17

Grants of Plan-Based Awards in Fiscal Year 2010 ..........................................................................................................................................................	20

Outstanding Equity Awards at 2010 Fiscal Year-End ....................................................................................................................................................	21

Option Exercises and Stock Vested in Fiscal Year 2010 .................................................................................................................................................	21

Pension Benefits ...	22

Potential Payments Upon Termination .............................................................................................................................................................................	23

Director Compensation in Fiscal Year 2010 ......................................................................................................................................................................	25

Authorization of Reduction in Number of Common Shares Authorized (Proposal 2) ...............................................................................................	26

Audit Committee Report .....................................................................................................................................................................................................	27

Fees Paid to Independent Registered Public Accounting Firm ....................................................................................................................................	28

Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal 3) .............................................................................	29

Advisory Vote on the Compensation of Named Executive Officers (Proposal 4) ......................................................................................................	29

Advisory Vote on the Frequency of Advisory Votes on the Compensation of Named Executive Officers (Proposal 5) ....................................	30

Other Information ...	30

QUESTIONS AND ANSWERS

1.	Why am I receiving these materials?

Our Board of Directors (the “Board”) is providing these proxy materials (including the proxy card) to you in connection with our annual meeting of stockholders, which will take place on Wednesday, August 10, 2011 (the “Annual Meeting”). As a stockholder, you are invited to attend our Annual Meeting and are entitled to and requested to vote on the items of business described in this Proxy Statement.

2.	What information is contained in this Proxy Statement?

The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our Board and Board committees, the compensation of directors and certain executive officers and other required information.

3.	How may I obtain a copy of CPI’s Annual Report on Form 10-K and other financial information?

A copy of our 2010 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended February 5, 2011, is being mailed to stockholders entitled to vote at the Annual Meeting.  Our 2010 Annual Report is not incorporated into this Proxy Statement and shall not be considered proxy solicitation material.  Our Annual Report on Form 10-K for the Company's fiscal year ended February 5, 2011 and other filings with the Securities and Exchange Commission ("SEC") can be found on our website at www.cpicorp.com by first clicking “Investor” and then “SEC Filings.”

4.	Who is entitled to vote at the Annual Meeting?

Only holders of our common stock at the close of business on June 16, 2011, are entitled to receive this Proxy Statement and to vote their shares at the Annual Meeting.  As of that date, there were 7,042,484 shares of common stock outstanding and entitled to vote.  Each share of common stock is entitled to one vote on each matter to be voted upon at the Annual Meeting.

5.	What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

•	Election of directors to serve for the next year and until their successors are elected and qualified;

•	A proposal to amend the Articles of Incorporation of the Company to reduce the number of authorized shares of common stock from 50 million shares to 16 million shares;

•	Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending February 4, 2012;

•	An advisory vote on the compensation of the Company’s Named Executive Officers; and

•	An advisory vote on the frequency of advisory votes on the compensation of the Company’s Named Executive Officers.

We will also consider any other business that properly comes before the Annual Meeting.  See question 13, “Could other matters be decided at the Annual Meeting?” below.

6.	How does the Board recommend I vote?

Our Board recommends that you vote your shares:

•	“FOR” each of the nominees to the Board listed in this Proxy Statement;

•	“FOR” the proposal to amend the Articles of Incorporation of the Company to reduce the number of authorized shares of common stock from 50 million shares to 16 million shares;

•	“FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending February 4, 2012;

•	“FOR” the approval, on an advisory basis, of the compensation paid to the Company’s Named Executive Officers; and

•	“FOR” the holding of future advisory votes on the compensation of the Company’s Named Executive Officers EVERY YEAR.

Unless you give instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.  The Board’s full recommendation is set forth in the description of each item in this Proxy Statement.  With respect to any other matter that properly comes before the meeting, David Meyer and James Abel, the persons named on your proxy card, will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

7.	What are the voting requirements to elect the directors and to approve the other proposals discussed in this Proxy Statement?

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if a majority of the outstanding shares entitled to vote at the meeting is represented by votes present at the meeting in person or by proxy.  All of the proposals, other than the ratification of the appointment of KPMG LLP (Proposal 3), are considered non-routine proposals under the rules applicable to banks and brokers.  As a result, if you hold your shares in “street name”, absent specific voting instructions from you, your bank, broker or other holder of record will not be permitted to exercise voting discretion, and your shares will not be considered present and entitled to vote, with respect to Proposals 1, 2, 4 and 5.  However, abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

Each share of our common stock outstanding on the record date will be entitled to one vote for each of the six director nominees and on each of the other proposals.  The election of directors (Proposal 1) will be decided by a plurality of the votes validly cast at the meeting.  The affirmative vote of a majority of all shares of common stock outstanding is required for approval of the proposed amendment to the Company’s Articles of Incorporation (Proposal 2).  The affirmative vote of a majority of the shares represented in person or by proxy and voting at the meeting will be required for the ratification of the appointment of KPMG LLP (Proposal 3) and for the non-binding, advisory vote on the compensation of the Company’s Named Executive Officers (Proposal 4).  The non-binding, advisory vote on the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers (Proposal 5) will be decided by a plurality of the votes validly cast at the meeting.

For Proposal 1, votes withheld as to specific director nominees and broker non-votes will have no effect.  For Proposal 2, abstentions and broker non-votes will have the same effect as a no vote.  For Proposals 3 and 4, abstentions will have the same effect as a no vote and broker non-votes will have no effect.  For Proposal 5, abstentions and broker non-votes will have no effect.

8.	How do I vote?

You may vote by completing and returning a proxy by mail, using the Internet, telephonically, or in person by attending the meeting as described below.

By mail:

To vote your proxy by mail, be sure to complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope.  If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named on the proxy card will vote the shares represented by that proxy as recommended by the Board.

By Internet:

To vote your proxy using the Internet, go to www.proxyvote.com.

By Telephone:

To vote your proxy telephonically, dial 1-800-690-6903.

In person at the Annual Meeting:

All stockholders of record may vote in person at the Annual Meeting.  You may also be represented by another person at the meeting by executing a proper proxy designating that person.  If you hold your shares in “street name” or otherwise have beneficial but not record ownership of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of election with your ballot to be able to vote at the meeting.

Your vote is important.  Please return your vote promptly.

9.	What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	written notice to our Corporate Secretary;

•	timely delivery of a valid, later-dated proxy or a later-dated vote; or

•	voting by ballot at the Annual Meeting.

 If you vote using the Internet or telephonically, you may change your vote by casting a new vote.  Only your last vote will be counted.

If you are a beneficial owner but do not have record ownership of shares, you must follow the instructions of your bank, broker or other holder of record to revoke your proxy or submit new voting instructions.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

10.	What is a broker non-vote?

If you hold your shares in “street name” and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (i.e., all proposals other than the ratification of the appointment of KPMG LLP (Proposal 3)).  In this situation, a “broker non-vote” will occur.  Shares constituting “broker non-votes” are counted as present for the purpose of determining a quorum at the Annual Meeting but, because broker non-votes are not considered to have voted, will have no effect in any of the proposals except for the proposed amendment to the Company’s Articles of Incorporation (Proposal 2) where broker non-votes will have the same effect as a no vote.

11.	What is the deadline for voting my shares by proxy?

Votes by proxy must be received before the polls close at the Annual Meeting.

12.	What does it mean if I receive more than one proxy card from the Company?

If you hold your shares in multiple registrations, or in both registered and street name, you will receive a proxy card for each account.  Please sign, date and return all proxy cards you receive from the Company.  Only your latest dated proxy for each account will be voted.

13.	Could other matters be decided at the Annual Meeting?

On the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.  If other matters are properly presented at the Annual Meeting for consideration and you execute and deliver a proxy, then David Meyer and James Abel, the persons named on your proxy card, will have the discretion to vote on those matters for you.

14.	Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and publish final results in a Form 8-K within four business days of the meeting.

15.	Who will pay for the cost of this proxy solicitation?

We will pay the cost of preparing, mailing and soliciting proxies, including preparation, assembly, printing and mailing of this Proxy Statement and any additional information furnished to stockholders.  We may reimburse banks, brokerage houses, fiduciaries and custodians for their out-of-pocket expenses for forwarding solicitation materials to beneficial owners. We have hired Diversified Global Graphics Group - DG3 to print proxies and Broadridge Financial Solutions to distribute proxies.  We will pay both firms a fee, plus reasonable expenses, for these services.

16.	When are the stockholder proposals for CPI’s 2012 Annual Meeting due?

You may submit proposals for consideration at future stockholder meetings.  For a stockholder proposal to be considered for inclusion in our Proxy Statement for the annual meeting next year, the Corporate Secretary must receive the written proposal at the Company’s offices no later than March 13, 2012.  Such proposals also must comply with our By-laws and Securities and Exchange Commission (“SEC”) regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.  Proposals should be addressed to:

Corporate Secretary
CPI Corp.
1706 Washington Ave
St. Louis, MO  63103-1717

Stockholders wishing to submit proposals or director nominations that are not to be included in such Proxy Statement must give timely notice to the Corporate Secretary in accordance with our By-laws, which require that the notice be received by the Corporate Secretary in writing no less than 90 days nor more than 120 days prior to the stockholders’ meeting; provided, however, that if less than 100 days’ notice or other public disclosure of the date of the meeting is given, notice by the stockholder will be considered timely if it is received by the Company no later than the close of business on the 10th day following the earlier of the day on which notice of the meeting date was mailed or other public disclosure was made.

17.	If I have additional questions, who can I contact?

If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact the Corporate Secretary at 314-231-1575, extension 3323.

v

CPI CORP.
1706 WASHINGTON AVENUE
ST. LOUIS, MISSOURI 63103-1717

PROXY STATEMENT OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 10, 2011

This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation by the Board of Directors (the “Board” or the “Board of Directors”) of CPI Corp. (the “Company” or “CPI”) of proxies to be used at the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m. (Central Daylight Time), Wednesday, August 10, 2011, at the Company’s offices at 1706 Washington Avenue, St. Louis, Missouri  63103-1717 (the “Annual Meeting”), and any adjournments or postponements thereof.  The approximate date on which this Proxy Statement and the enclosed proxy card are first being given or sent to stockholders is July 11, 2011.

STOCKHOLDERS ENTITLED TO VOTE

Stockholders as recorded in the Company’s stock register on June 16, 2011, will be entitled to notice of and may vote at the Annual Meeting or any adjournments or postponements thereof.  As of the close of business on June 16, 2011, there were 7,042,484 shares of CPI’s common stock issued and outstanding, entitled to one vote per share.  The list of stockholders entitled to vote at the meeting will be open to the examination of any stockholder for any purpose relevant to the meeting during normal business hours for 10 days before the meeting at the Company’s principal office.  The list will also be available during the meeting for inspection by stockholders.

QUORUM

The Company’s By-laws provide that at all meetings of stockholders, the holders of record, present in person or by proxy, of shares of common stock having a majority of the voting power entitled to vote thereat, is necessary and sufficient to constitute a quorum for the transaction of business.  Abstentions, withheld votes and shares held of record by a broker or its nominee that are voted on any matter are included in determining the number of votes present at the meeting.

Your vote is important – we urge you to vote by proxy even if you plan to attend the Annual Meeting.

HOW TO VOTE; SUBMITTING YOUR PROXY; REVOKING YOUR PROXY

You may vote your shares by completing and returning a proxy by mail, using the Internet, telephonically, or in person at the Annual Meeting.  By submitting a proxy, you are legally authorizing another person to vote your shares.  The enclosed proxy card designates Messrs. David Meyer and James Abel to vote your shares in accordance with the voting instructions you indicate on your proxy card.

If you submit your executed proxy card designating Messrs. Meyer and Abel as the individuals authorized to vote your shares, but you do not indicate how your shares are to be voted, then your shares will be voted by these individuals in accordance with the Board’s recommendations, which are described in this Proxy Statement.  In addition, if any other matters are properly brought up at the Annual Meeting (other than the proposals contained in this Proxy Statement), then each of these individuals will have the authority to vote your shares on those other matters in accordance with his discretion and judgment.  The Board currently does not know of any matters to be raised at the Annual Meeting other than the proposals contained in this Proxy Statement.

We urge you to vote by doing one of the following:

Vote by mail:

You can vote your shares by mail by completing, signing, dating and returning your proxy card in the postage-paid envelope provided.  In order for your proxy to be validly submitted and for your shares to be voted in accordance with your instructions, we must receive your mailed proxy card before the polls close at the Annual Meeting.

Vote by Internet:

To vote your proxy using the Internet, go to www.proxyvote.com.

Vote by Telephone:

To vote your proxy telephonically, dial 1-800-690-6903.

Vote in person at the Annual Meeting:

All stockholders of record may vote in person at the Annual Meeting.  You may also be represented by another person at the meeting by executing a proper proxy designating that person.  If you hold your shares in “street name” or otherwise have beneficial but not record ownership of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of election with your ballot to be able to vote at the meeting.

If your shares are not registered in your name but in the “street name” of a bank, broker or other holder of record (a “nominee”), then your name will not appear in the Company’s register of stockholders.  Those shares are held in your nominee’s name, on your behalf, and your nominee will be entitled to vote your shares.  Your nominee is required to vote your shares in accordance with your instructions.  If you do not give instructions to your nominee, your nominee will be entitled to vote your shares with respect to “discretionary” items but will not be permitted to vote your shares with respect to “non-discretionary” items (your shares are treated as “broker non-votes”).

Your proxy is revocable.  If you are a stockholder of record, after you have submitted your proxy card, you may revoke it by mail by sending a written notice to be delivered before the Annual Meeting to the Company’s Secretary, 1706 Washington Avenue, St. Louis, Missouri  63103-1717.  If you wish to revoke your submitted proxy card and submit new voting instructions by mail, then you must sign, date and mail a new proxy card with your new voting instructions, which we must receive before the polls close at the Annual Meeting.  You also may revoke your proxy card by attending the Annual Meeting and voting your shares in person.  Attending the Annual Meeting without taking one of the actions above will not revoke your proxy.  If you are a beneficial owner, or you hold your shares in “street name” as described above, please contact your bank, broker or other holder of record for instructions on how to change or revoke your vote.  If you voted by Internet or telephonically, you may revoke and change your vote by casting a new vote in the same manner.  Only your last vote will be counted.

Your vote is very important to the Company.  If you do not plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your completed proxy card prior to the Annual Meeting in accordance with the above instructions so that your shares will be represented and voted in accordance with your instructions.  Even if you plan to attend the Annual Meeting in person, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

You are entitled to attend the Annual Meeting only if you are a stockholder of record or a beneficial owner as of the close of business on June 16, 2011, or if you hold a valid proxy for the meeting.  You should be prepared to present photo identification for admission.

If your shares are held in “street name”, in order for you to attend the Annual Meeting, you must bring a letter or account statement showing that you beneficially own the shares held by your nominee, as well as proper photo identification.  Note that even if you attend the Annual Meeting, you cannot vote the shares that are held by your nominee unless you have a proxy from your nominee.  Rather, you should vote your shares by following the instructions provided on the enclosed proxy card and returning the proxy card to your nominee to ensure that your shares will be voted on your behalf, as described above.

If you have questions or require any assistance with voting your shares, please contact the Corporate Secretary at 314-231-1575, extension 3559.

The cost of preparing, mailing and soliciting of proxies will be borne by the Company.  In addition to this Proxy Statement, directors, officers and regular employees of the Company may solicit proxies personally and by telephone, facsimile or electronically for which they will receive no compensation in addition to their normal compensation.  Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of common stock held of record by such persons, and the Company may reimburse them for their reasonable out-of-pocket and clerical expenses.

The Company’s fiscal year ends the first Saturday of February.  Accordingly, references to fiscal year 2010, fiscal year 2009 and fiscal year 2008 mean the fiscal years ended February 5, 2011, February 6, 2010 and February 7, 2009, respectively.

Stockholder Proposals for 2011 Annual Meeting

To be considered for inclusion in next year’s Annual Meeting Proxy Statement, stockholder proposals must arrive at the Company’s offices no later than the close of business on March 13, 2012.  Proposals should be addressed to the attention of the Corporate Secretary, 1706 Washington Avenue, St. Louis, Missouri  63103-1717.

Stockholders wishing to present proposals at the Annual Meeting (but not include them in the Proxy Statement) are required to notify the Corporate Secretary in writing no less than 90 days nor more than 120 days prior to the stockholders’ meeting; provided, however, that if less than 100 days’ notice or other public disclosure of the date of the meeting is given, notice by the stockholder will be considered timely if it is received by the Company no later than the close of business on the 10th day following the earlier of the day on which notice of the meeting date was mailed or other public disclosure was made.

Notices of intention to present proposals at the 2012 Annual Meeting should be addressed to the attention of the Corporate Secretary, 1706 Washington Avenue, St. Louis, Missouri  63103-1717.

Election of Directors
(Proposal 1)

The Company’s By-laws provide that the number of directors constituting the full Board of Directors shall be six.  The Board of Directors recommends that the six directors listed below be reelected for a term of one year and thereafter until their successors are duly elected and qualified, or until a director’s earlier death, resignation or retirement.

Unless authority to vote is withheld, the enclosed proxy will be voted for the election of the nominees as directors of the Company.  If any one or more of the nominees becomes unavailable for election, which is not anticipated, the holders of the proxies, acting pursuant to the authority granted by the proxies, will vote for such person or persons as may be designated by the Board of Directors.

The name of each nominee, the nominees' principal occupations, and certain other information is set forth below.  Messrs. Abel, Koeneke, Meyer and White first joined the Board in March 2004, while Mr. Glazer and Mr. Salus joined in November 2008 and August 2010, respectively.

Name	Principal Occupation, Business Experience and Directorships
James J. Abel
Mr. Abel, age 65, served as President and Chief Executive Officer of Financial Executives International (FEI) from May 2008 to February 2009.  FEI is the preeminent organization representing senior financial executives in dealing with the regulatory agencies involved with corporate financial reporting and internal controls.  Mr. Abel retired on December 31, 2007, from positions of Executive Vice President, Secretary, Treasurer and Chief Financial Officer of The Lamson & Sessions Co., a diversified manufacturer and distributor of a broad line of thermoplastic electrical, consumer, telecommunications and engineered sewer products for major domestic markets.  Mr. Abel served as an executive officer of The Lamson & Sessions Co. from December 1990 and a director from 2000 until his retirement.  Mr. Abel received a B.S. from Purdue University and an MBA from St. John’s University (N.Y.).  The Board concluded that Mr. Abel brings the requisite skills and experience to serve as a director of the Company, particularly in the areas of i) financial expertise and executive management experience, through his positions held at FEI and The Lamson & Sessions Co. and as the audit committee financial expert with the Company, ii) outside board experience, through his director positions at The Lamson & Sessions Co. and with various private U.S. companies and non-profit organizations and iii) retail industry and public company experience, through his service as a director of the Company since 2004.

Michael Glazer
Mr. Glazer, age 63, has served as President and Chief Executive Officer of Mattress Giant Corporation, a specialty bedding retailer, since October 2009.  From August 2005 to October 2009, he served as Managing Director of Team Neu, a private equity investment firm, located in Pittsfield, MA.  From May 1996 to August 2005, he served as President and Chief Executive Officer of KB Toys, Inc.  He has served as director of Stage Stores (NYSE: SSI) since 2001 and served as a director of Big Lots (NYSE: BIG) from 1991 to 2003 and Brookstone and KB Toys, Inc. from 1996 to 2005.  Mr. Glazer received a B.A. from the University of California – Berkeley and an MBA from Columbia University.  The Board concluded that Mr. Glazer brings the requisite skills and experience to serve as a director of the Company, particularly in the areas of i) retail industry experience, in which he has more than 35 years of leadership experience, including his positions held at Mattress Giant Corporation, KB Toys, Inc., Big Lots, the Bombay Company (formerly listed on the NYSE) and as a director of the Company since 2008, ii) outside board experience, through his director positions at Stage Stores, Brookstone, KB Toys, Inc. and Big Lots, iii) public company experience, through his positions held at Stage Stores, Big Lots and as a director of the Company and iv) executive management experience, through his positions held at Mattress Giant Corporation, Team Neu, KB Toys, Inc., Big Lots and the Bombay Company.

Michael Koeneke
Mr. Koeneke, age 64, is a Managing Partner and Co-founder of Knightspoint Partners LLC (“Knightspoint”), a private equity firm established in 2003, which is engaged in the business of acquiring, holding or disposing of investments in various companies.  He served on the Board of Directors of Ashworth, Inc., a golf apparel company formerly listed on Nasdaq from 2008 to 2009, and on the Board of Directors of Sharper Image Corporation, a multi-channel specialty retailer formerly listed on Nasdaq from 2006 to 2008.  Mr. Koeneke was formerly the Co-Head and then Chairman of Global Mergers and Acquisitions at Merrill Lynch & Co., Inc. (“Merrill Lynch”) from 1997 to 2002, and Head of Mergers and Acquisitions at Credit-Suisse First Boston (“CSFB”) from 1989 to 1993.  Mr. Koeneke received a B.A. from the University of Michigan and an MBA from the Harvard Business School.  The Board concluded that Mr. Koeneke brings the requisite skills and experience to serve as a director of the Company, particularly in the areas of i) executive management experience, through his positions held at Knightspoint, Merrill Lynch and CSFB and ii) retail industry, public company and outside board experience, through his director positions at Ashworth, Inc., the Sharper Image Corporation, and currently, as a director of the Company since 2004.

Name	Principal Occupation, Business Experience and Directorships
David Meyer
Mr. Meyer, age 42, has served as a director and Chairman of the Board of the Company since April 2004.  On April 19, 2010, Mr. Meyer was appointed Executive Chairman of the Board of the Company.  From 2004 to 2005, he served in the Company’s interim Office of the Chief Executive.  Since 2003, Mr. Meyer has served as a Managing Member of Knightspoint Partners LLC, a firm which he co-founded, that is engaged in the business of acquiring, holding and disposing of investments in various companies.  From 1995 to 2002, Mr. Meyer served in various capacities in the investment banking department of Credit Suisse First Boston, including as a director in the Mergers and Acquisitions and Global Industrial and Services Groups in the firm’s London office.  From 2007 to 2008, Mr. Meyer served as Chairman of the Board of Directors of Ashworth, Inc., a golf apparel company formerly listed on Nasdaq.  From 2006 to 2007, Mr. Meyer served as Chairman of the Compensation Committee of the Board of Directors of the Sharper Image Corporation, a multi-channel specialty retailer formerly listed on Nasdaq.  Mr. Meyer received a B.S.E. from Princeton University and an MBA from Stanford University.  The Board concluded that Mr. Meyer brings the requisite skills and experience to serve as a director of the Company, particularly in the areas of i) retail industry, public company and outside board experience, through his Chairman and director positions held at Ashworth, Inc., the Sharper Image Corporation and as Chairman of the Company since 2004 and ii) executive management experience, through his positions held at Knightspoint, Credit Suisse First Boston and as interim Chief Executive of the Company.

Eric Salus
Mr. Salus, age 57, has served on the Board of Directors for Sure Fit, Inc., a leading provider of easily-installed furniture covers, slipcovers and decorative accessories, since 2010.  Mr. Salus has also served on the Board of Directors and as a consultant for Oneida Ltd., one of the world’s largest marketers of stainless steel silverware and flatware, located in Oneida, New York, since 2006.  Mr. Salus has served as a retail consultant to various companies, including Sharper Image, and investment funds since 2005 and served on the Board of Directors of Ashworth, Inc., makers of Ashworth and Callaway golf apparel, formerly listed on Nasdaq, from 2007 to 2008.  From 2004 to 2005, and 2003 to 2004, Mr. Salus served as President of Macy’s Home Store and Bon Macy’s, respectively, divisions of Macy’s Inc. (NYSE: M), formerly Federated Department Stores.  He previously held the positions of Executive Vice President of Home Store and Cosmetics at Macy’s from 1997 to 2003; Executive Vice President and Chief Merchandising and Marketing Officer of Dick’s Sporting Goods; and senior positions at Foley’s Houston and May D&F.  Mr. Salus received a B.A. from the University of Missouri.  The Board concluded that Mr. Salus has the requisite skills and experience to serve as a director of the Company, particularly in the areas of i) executive management and retail industry experience, in which he has more than 30 years of experience, including his positions held at Macy’s and other leading retailers and as a retail consultant and ii) outside board experience, through his director positions held at Sure Fit, Inc., Oneida Ltd. and Ashworth, Inc.

Turner White
Mr. White, age 62, has served as owner of White and Company, LLC, a consulting and investment firm located in Kansas City, Missouri, since May 2004, and as visiting assistant professor of management, Helzberg School of Management, Rockhurst University in Kansas City, Missouri, since July 2006.  From May 2000 to May 2004, Mr. White served as President and Chief Executive Officer of Union Station Kansas City, Inc., a non-profit organization.  He was Vice President and East region general manager of Cell Net Data Systems, an investor-owned data management and metering supplier to the electric energy industry, from September 1998 through February 2000. From June 1989 to September 1998, Mr. White was Executive Vice President, Corporate Development, of Kansas City Power & Light Company.  Mr. White received a B.A. from Colorado College and an MBA from Rockhurst University.  The Board concluded that Mr. White brings the requisite skills and experience to serve as a director of the Company, particularly in the areas of i) executive management experience, through his positions held at White and Company, LLC, Union Station Kansas City, Inc. and Kansas City Power & Light Company and ii) retail industry and public company experience, as a director of the Company since 2004.

The Board of Directors recommends a vote “FOR” each of these nominees as directors.

Executive Officers

The name of each of the Company’s executive officers as of June 16, 2011, along with their respective ages, positions and descriptions of their professional experience is set forth below.  Effective April 19, 2010, Mr. Meyer was appointed Executive Chairman of the Board of Directors and serves in both executive officer and director capacities.  As such, he is excluded from this listing as he is included in the director nominees table above.

Name	Principal Occupation, Business Experience and Directorships
Renato Cataldo
President and Chief Executive Officer.  Dr. Cataldo, age 51, joined the Company as its Chief Operating Officer in July 2005 after serving as a consultant to the Company since August 2004.  Effective October 10, 2006, he was appointed President and Chief Executive Officer of the Company.  From 1998 until his resignation in August 2004, he served as Chief Executive Officer and Chief Technology Officer of Publicis eHealth Solutions, a division of the Publicis Groupe, S.A., an international communications company.

Dale Heins
Executive Vice President, Finance, Chief Financial Officer and Treasurer of the Company.  Mr. Heins, age 48, was promoted to his current position in April 2008.  From July 2005 to April 2008, Mr. Heins served as Vice President, Corporate Controller, Principal Accounting Officer and Assistant Treasurer, after serving the Company in various other financial positions since 1987.

Thomas Gallahue
Executive Vice President, Operations.  Mr. Gallahue, age 61, joined the Company in April 2002 in the position of Vice President, Sales Development and Operations and was appointed to his current position in November 2002.  Prior to joining the Company, Mr. Gallahue enjoyed a thirty-year career with Sears, Roebuck & Co. where he held various positions, including Store Manager, Region Product Service Manager, Director of Sales Development for Home Appliances and District General Manager.

Keith Laakko
Executive Vice President, Chief Marketing Officer.  Mr. Laakko, age 45, joined the Company in his current position in January 2006.  He served as Category Marketing Director for Consumer Controls Brands of Spectrum Brands from 2004 until he joined the Company.  From 2000 to 2004, Mr. Laakko held marketing positions with Eastman Kodak Company, including Director of New Business Development, Business to Business, and Director of Corporate Branding from 2003 to 2004, Director of Global Brand Communication from 2001 to 2003 and Marketing Director, Strategic Web Partnerships and Online Community from 2000 to 2001.  He also held marketing positions with The Coca-Cola Company, Hasbro Toys and Mattel.

Jane Nelson
General Counsel and Secretary.  Ms. Nelson, age 61, joined the Company in 1988 as Assistant General Counsel and subsequently served as Associate General Counsel and Assistant Secretary.  She was promoted to her current position in 1993.

Rose O’Brien
Vice President, Finance/Controller and Principal Accounting Officer.  Ms. O’Brien, age 50, joined the Company in August 2005 as Assistant Controller and was promoted to her current position in April 2008.  Prior to joining the Company, Ms. O’Brien was the Director of Special Projects at Insituform, Inc., a provider of trenchless technology, from September 2004 to July 2005.  She was the Controller at Growing Family, Inc., a baby portrait photography company from November 2000 to September 2004.  Prior to November 2000, Ms. O’Brien held financial management positions with both public and privately held companies in the St. Louis area and also served for seven years in the Audit Department of Price Waterhouse.

Security Ownership of Certain Beneficial Owners

To the Company’s knowledge, based upon information furnished by the specified persons or otherwise known by the Company, the following table sets forth beneficial owners of five percent (5%) or more of the common stock of the Company as of June 16, 2011.

Name	Number of Shares	Percent
Van Den Berg Management (1)	818,197	11.6%

(1)	The address of this stockholder is 805 Las Cimas Parkway, Suite 430, Austin, Texas 78746.

Security Ownership of Management

Information is set forth below regarding beneficial ownership of common stock of the Company, as of June 16, 2011, by (i) each person who is a director; (ii) each person listed in the “Summary Compensation Table” set forth below and (iii) all directors and executive officers as a group.  Except as otherwise noted, each person has sole voting and investment power as to his or her shares.

Name	Amount of Record	Restricted Shares (1)	Vested Options (2)	Total	Percent of Shares Outstanding
James J. Abel	31,590	6,651	-	38,241	*
Michael Glazer	20,354	5,526	-	25,880	*
Michael Koeneke	37,440	5,526	-	42,966	*
Eric Salus	2,619	3,598	-	6,217	*
Turner White	22,431	5,526	-	27,957	*
David Meyer	240,532	23,155	10,000	273,687	3.9%
Renato Cataldo	28,685	17,707	-	46,392	*
Dale Heins	10,163	14,826	-	24,989	*
Jim Mills	-	-	-	-	*
Thomas Gallahue	9,395	14,675	-	24,070	*
Keith Laakko	12,382	11,934	-	24,316	*

Directors and Executive Officers
as a group (13 persons)	432,255	122,124	10,000	564,379	8.0%

* Less than one percent.

(1)
For non-employee directors, with the exception of Mr. Salus, the restricted shares in the table include restricted shares awarded in lieu of the cash portion of the 2011 Board retainer and committee chair retainers made on February 16, 2011.  For all non-employee directors, the restricted shares in the table also include the non-elective restricted share portion of the 2011 Board retainer made on February 16, 2011.

For executive officers, with the exception of Mr. Meyer, the restricted shares in the table include 1,457, 1,576, 1,425 and 934 restricted shares issued to Dr. Cataldo, Mr. Heins, Mr. Gallahue and Mr. Laakko, respectively, as part of fiscal year 2010 compensation.  Such awards were granted on March 8, 2011 and May 5, 2011 and vest on February 4, 2012.  The respective aggregate grant-date fair values of such awards are $30,461, $32,323, $29,960 and $18,449.  For executive officers, with the exception of Mr. Meyer, the restricted shares in the table also include 5,000, 4,250, 4,250 and 3,500 restricted shares issued to Dr. Cataldo, Mr. Heins, Mr. Gallahue and Mr. Laakko, respectively, for long-term incentives.  The long-term incentive awards were granted on May 5, 2011 and vest ratably on the last day of fiscal years 2011, 2012, 2013 and 2014.  The respective aggregate grant-date fair values of such long-term incentive awards are $78,250, $66,513, $66,513 and $54,775.  For Mr. Meyer, the restricted shares in the table include 10,283 long-term incentive restricted share awards granted on March 18, 2011 pursuant to his Executive Chairman agreement dated March 18, 2011, which vest ratably over four years on the last day of fiscal years 2011, 2012, 2013 and 2014.  The aggregate grant-date fair value of Mr. Meyer’s long-term incentive award is $216,766.

The restricted shares in the table for executive officers also include 11,250, 9,000, 12,872, 9,000 and 7,500 shares awarded to Dr. Cataldo, Mr. Heins, Mr. Meyer, Mr. Gallahue and Mr. Laakko, respectively, related to the remaining unvested long-term incentive awards granted in fiscal year 2010, which vest ratably on the last day of fiscal years 2011, 2012 and 2013.

(2)
The table does not include stock options vested in fiscal year 2010 of 16,667, 8,333, 5,000 and 6,667 for Dr. Cataldo and Messrs. Heins, Gallahue and Laakko, respectively, or stock options vested in fiscal years 2009 and 2008 of 20,000 and 30,000, respectively, for Mr. Meyer, as these options were not exercisable as of the fiscal year 2010 year-end, and it is uncertain if they will be exercisable within 60 days after June 16, 2011; see footnote 2 to the “Summary Compensation Table” and footnote 1 to the “Outstanding Equity Awards at 2010 Fiscal Year- End” table for details on exercise requirements.

Section 16(a) Beneficial Ownership Reporting Compliance

The federal securities laws require our directors and executive officers, and persons who own more than 10% of the Company’s common stock, to file initial reports of ownership and reports of changes in ownership of any of the Company’s securities with the Securities and Exchange Commission, the New York Stock Exchange and the Company.

Based solely upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, the Company believes that, except as described below, all of its directors and executive officers complied during fiscal year 2010 with their reporting requirements.  On March 2, 2010, Dale Heins, Thomas Gallahue, Keith Laakko, Jane Nelson, Rose O’Brien and Jim Mills surrendered certain shares in payment of tax liability for restricted stock awarded on April 27, 2009, and that vested on February 6, 2010.  Their Form 4’s were filed on March 9, 2010.

Corporate Governance

Corporate Governance Guidelines

The Company maintains a corporate governance section on its website which contains copies of the Company’s principal governance documents.  The Corporate Governance Guidelines, the charters of the Compensation, Audit and Finance and Nominating and Governance committees, the Code of Business Conduct and Ethics and the Company’s By-laws are available at www.cpicorp.com by first clicking “Investor”, then “Corporate Governance” and then “Highlights”.  These documents are also available, without charge, in print upon request to the Corporate Secretary at 1706 Washington Avenue, St. Louis, Missouri 63103-1717.  The principles contained in the Company’s governance documents were adopted by the Board to ensure that a majority of the Board members are independent from management, to ensure that the Board adequately performs its function as the overseer of management and to ensure that the interests of the Board and management align with the interests of the stockholders.

Certain Relationships and Related Transactions

The Company does not have a specific related person transactions policy; however, it does refer such transactions to the Company’s Board of Directors or applicable Committee for consideration and approval.  The Company’s Code of Ethics, which sets forth standards applicable to all directors, officers and senior management of the Company, prohibits the giving or accepting of personal benefits that could result in a conflict of interest.  Any waiver of this Code for a director or an officer may only be granted by the Board of Directors.  The Company may in the future adopt a separate related person transactions policy.

The Company has engaged Pointwise Real Estate Group, LLC (“Pointwise”) to assist in negotiating store leases.  During fiscal year 2010, the Company paid Pointwise $209,479 for its services to the Company.  Mr. Glazer, one of the Company’s directors, has a 25% indirect interest in Pointwise.  The Audit Committee has reviewed the Company’s transactions with and Mr. Glazer’s indirect interest in Pointwise and concluded that Mr. Glazer’s interest in Pointwise did not result in a conflict of interest with the Company.

Director Independence

In accordance with New York Stock Exchange rules, the Board affirmatively determines the independence of each Director and nominee for election as a Director in accordance with all elements of independence set forth in the New York Stock Exchange listing standards. The Board of Directors has determined that throughout fiscal year 2010 each of James Abel, Michael Glazer, Michael Koeneke, Eric Salus and Turner White were “independent” under the NYSE corporate governance rules, a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

On April 19, 2010, David Meyer was appointed Executive Chairman of the Board of Directors.  As such, as of this date, he ceased to be “independent” under the NYSE corporate governance rules.

Nominations for Directors

The Nominating and Governance Committee is charged with nominating qualified members to serve on the Company’s Board of Directors.  The Nominating and Governance Committee considers educational background, business experience and the ability to complement the skills and experience of other Board members.  In making recommendations, the Nominating and Governance Committee further considers each nominee's involvement at Board meetings and in providing strategic direction during the preceding year.

It is the policy of the Nominating and Governance Committee to consider nominees for election to the Board of Directors recommended by stockholders.  Any stockholder who desires to recommend a prospective nominee should forward the name, address and telephone number of such prospective nominee, together with a description of the nominee's qualifications and relevant business and personal experience, to the Corporate Secretary at the Company’s address set forth at the end of this Proxy Statement and, if relevant, comply with the procedures set forth above under the caption “Stockholder Proposals for the 2011 Annual Meeting”.  Notice of a nomination must include the reasons for making the nomination of a director or directors, the nominating person’s name, address, and class and number of shares owned; a description of all arrangements and understandings between the nominating person and each nominee and any other person (naming such person or persons) pursuant to which the nomination or nominations are made; the name, age, business address and residence address of the nominee; and the class and number of shares beneficially owned by the nominee.  It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws.  The nominee’s consent to be elected and to serve must also be submitted.  As described in the Company’s Corporate Governance Guidelines, a majority of directors must be independent under the criteria established by the New York Stock Exchange.

Director Selection and Qualifications

On an annual basis, the Nominating and Governance Committee reviews with the Board of Directors the skills and characteristics of prospective Board members as well as the composition of the Board as a whole.  This review includes each individual’s qualifications as independent and consideration of diversity, age, skills and experience in the context of the needs of the Board.  Although the Board does not maintain a specific policy with respect to Board diversity, the Board believes that the Board should be a diverse body, and the Nominating and Governance Committee considers a broad range of background and experience in its assessment.  The Nominating and Governance Committee believes that director candidates should possess high ethical character, business experience with accomplishment in his or her respective field and the ability to exercise sound business judgment.  The Nominating and Governance Committee and the Board held 4 and 15 meetings, respectively, during fiscal year 2010.  All members of the Board attended at least 75% of the aggregate number of meetings of the Board and all other committees on which they served.

Board Oversight of Risk and Board Leadership Structure

The Company’s Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks.  The Board regularly reviews information regarding the Company’s credit, liquidity, and operations, as well as the risks associated with each.  The Nominating and Governance Committee manages risks associated with the selection and independence of prospective Board members.  The Audit Committee oversees management of financial risks and is responsible for the selection of the independent auditors and approval of the scope of their work.  The Compensation Committee is responsible for overseeing the management of risks related to the Company’s compensation plans and arrangements.  While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed of such risks by the individual committees and management. All of the Company’s directors, except for Mr. Meyer, are independent under the rules of the New York Stock Exchange and the SEC.

Effective April 19, 2010, Mr. David Meyer was appointed Executive Chairman of the Board and serves in both executive officer and director capacities.  The Board believes that having an Executive Chairman and a Board comprised of all independent directors, except for Mr. Meyer, is in the best interest of the Company’s stockholders as it provides the appropriate balance between strategic development and independent oversight of management.  One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategies once they are developed.  Independent directors and management have different perspectives and roles in strategic development.  The Company’s independent directors bring experience, oversight and expertise from outside the Company and industry, while the Executive Chairman brings company-specific experience and expertise.  The Board believes the Executive Chairman position promotes strategic development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.  Because of this Board composition, the Board believes that its existing corporate governance practices achieve independent oversight and management accountability.  In addition, the separate non-Board Chief Executive Officer position, held by Dr. Renato Cataldo, also enhances the oversight of the Company’s day-to-day operations and facilitates better communication between management and the Board and allows Mr. Meyer to more effectively execute the Company’s strategic initiatives.

Code of Business Conduct and Ethics

The Company’s Code of Business Conduct and Ethics, which applies to Company employees and directors, reflects the standards CPI employees, officers and directors are expected to observe to maintain and enhance quality business practices. The Company intends to promptly disclose (i) the nature of any amendment to this code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (ii) the nature of any waiver, including an implicit waiver, from a provision of this code of ethics that is granted to one of these specified individuals, the name of such person who is granted the waiver and the date of the waiver on the Company’s website at www.cpicorp.com.  The Code of Business Conduct and Ethics is available at www.cpicorp.com by first clicking “Investor”, then “Corporate Governance” and then “Code of Conduct”.  This document is also available, without charge, in print upon request to the Corporate Secretary at 1706 Washington Avenue, St. Louis, Missouri 63103-1717.  Underlying this Code are the fundamental requirements of honesty and good faith in all actions that reflect on the Company and its people.  The Company has established a fraud hotline for employees to submit confidential reports of suspected or actual violations of the Company’s Code of Business Conduct and Ethics, and the Audit Committee maintains a second hotline (www.openboard.info/cpy) specifically for accounting complaints which is maintained by an independent vendor and for which complaints are handled anonymously and confidentially.

Board and Committee Meetings

During fiscal year 2010, the Company’s Board of Directors met 15 times.  All directors attended more than 75% of all Board and committee meetings that they were eligible to attend.  The members of the Board conferred without management present as part of each regularly scheduled Board meeting.  The Chairman of the Nominating and Governance Committee, James Abel, presides over executive sessions of the non-management directors, all of whom were independent in fiscal year 2010, with the exception of Mr. David Meyer.  Although the Company does not have a formal policy on attendance at annual stockholder meetings, the Company encourages each member of the Board to attend the Annual Meeting of Stockholders.  All of the Company’s directors attended the 2010 Annual Meeting of Stockholders.

In fiscal year 2010, the Board of Directors had the following committees: Audit and Finance (the “Audit Committee”), Compensation and Nominating and Governance Committees.

The Audit Committee

The Audit Committee consists of James Abel (Chairman), Michael Koeneke, Eric Salus and Turner White.  The Board of Directors has determined that all members of the Audit Committee are independent, as that term is defined in the New York Stock Exchange's listing standards and the rules of the Securities and Exchange Commission.  The Board of Directors has also determined that Mr. Abel, is qualified to serve as the Audit Committee financial expert.  The Audit Committee held six meetings during fiscal year 2010.

Pursuant to its Charter, the Audit Committee reviews annual and quarterly financial statements of the Company, selects and oversees the Company’s independent auditors and approves the scope of their work.  The Audit Committee also reviews and discusses with management and the independent auditors significant accounting policies, reporting practices and internal controls and approves the annual internal audit plan.  The Audit Committee has established procedures for reporting concerns about auditing or accounting practices to the Audit Committee on an anonymous, confidential basis at www.openboard.info/cpy.  The Audit Committee also oversees management’s implementation and maintenance of effective systems of internal and disclosure controls and reviews and evaluates the Company’s investment policies and performance.

The Compensation Committee

The Compensation Committee is comprised of Turner White (Chairman), James Abel, Michael Glazer and Eric Salus.  The Board of Directors has determined that all of the members of the Compensation Committee are independent, as that term is defined in the rules of the New York Stock Exchange.

The Compensation Committee held seven meetings during fiscal year 2010.  Decisions of the committee are made after discussion of relevant facts and in accordance with the opinion of the majority of the committee.  Primary actions taken in these meetings included the approval of 2009 incentive awards, the recommendation to the Board of targets for fiscal year 2010 incentive awards, 2010 executive compensation, 2010 director compensation awards of restricted stock, approval of the fiscal year 2010 Executive Chairman’s Agreement and the evaluation of the performance of the Chief Executive Officer (“CEO”).  The CEO participates in Compensation Committee meetings when requested by the Compensation Committee.  His involvement is generally to advise concerning incentive awards and executive compensation other than his own.  Additionally, in 2010, the Committee engaged Hay Group, Inc. as an independent consulting firm to provide compensation consulting services to the Committee; see further discussion in the “Compensation Discussion and Analysis” section below.

Meetings of the Compensation Committee are set by the Compensation Committee Chairman in consultation with management and other members of the committee.  Compensation Committee agendas are determined by the Chairman of the committee.  The Compensation Committee also serves as the Committee charged with administration of the Company’s Omnibus Incentive Plan.

The Compensation Committee is required to consist of no fewer than three members, all of whom meet the independence requirements of the New York Stock Exchange.  The members of the Compensation Committee are appointed by the Board on the recommendation of the Nominating and Governance Committee and serve until their successors are appointed.

The Executive Chairman of the Board generally attends Compensation Committee meetings in an advisory capacity.  He is an active participant as the Compensation Committee considers the various decisions that it has to make, but the Compensation Committee makes final decisions.  The Executive Chairman does not participate in Committee or Board discussions regarding his compensation.

The Compensation Committee consults with the CEO for recommendations as to salary and incentive levels, but retains the authority to make any final decisions.  The CEO’s recommendations include a detailed listing by individual of recommended salary and incentives based on internal performance reviews and consultation with appropriate management personnel.  Executives are included in Compensation Committee meetings as invited and do not participate in executive sessions.  The Compensation Committee delegates to the CEO the responsibilities of communicating and implementing decisions that are made by the Compensation Committee.

Outside consulting services are obtained on a project-by-project basis, including matters that concern compensation of members of the Board of Directors.  The Compensation Committee retained independent consultants, who provided executive compensation consulting services to the Committee in 2010 and 2009.  The Committee authorized management to engage independent consultants in 2010 to provide assistance with the Compensation Discussion and Analysis section of the fiscal year 2009 Form 10-K/A filed on June 4, 2010 with the Securities and Exchange Commission.

The Nominating and Governance Committee

The Nominating and Governance Committee is comprised of James Abel (Chairman), Michael Glazer, Michael Koeneke and Turner White.  Under its Charter, the Nominating and Governance Committee is charged with nominating qualified members to serve on the Company’s Board of Directors, reviewing and assessing the adequacy of the Company’s Corporate Governance Guidelines and making recommendations for changes to the Guidelines as appropriate.  The Nominating and Governance Committee also leads the annual Board and committee evaluation process.  The Board of Directors has determined that all of the members of the Nominating and Governance Committee meet the independence requirements for companies listed on the New York Stock Exchange.  The Nominating and Governance Committee met four times during fiscal year 2010.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2010, no executive officer of the Company served on the Board of Directors or Compensation Committee of any other corporation with respect to which any member of the Compensation Committee was engaged as an executive officer.  No member of the Compensation Committee was an officer or employee of the Company during fiscal year 2010, and no member of the Compensation Committee was formerly an officer of the Company.

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis outlines the compensation philosophy, policy and practices as they relate to Named Executive Officers.

Compensation philosophy and goal

The Company’s compensation philosophy is based on two principles:

●	Exceptional individual and team performance should be recognized and rewarded (and thereby encouraged) at all levels of the organization.
●	Rewards should be tied to the creation of stockholder value and its underlying drivers.

The goal of the Company’s compensation programs is to promote the financial interests and growth of the Company by creating and maintaining a system that provides fair annual compensation and incentives for designated officers and key employees of the Company to remain in the employ of the Company and to work to the best of their abilities for the achievement of the Company’s strategic and operational growth objectives.  Compensation packages are determined upon hire based on consideration of the Company’s strategic and financial goals, competitive forces, fairness, individual responsibilities and challenges and economic factors.  Compensation packages are reviewed annually by the Compensation Committee.

Compensation Consultant

In setting the fiscal year 2010 compensation for the Company’s Named Executive Officers, the Compensation Committee made all decisions on the basis of the Company’s existing practices, which typically includes a review of published compensation reports, as needed.  In 2010, formal benchmarking was not used for management compensation purposes; however, the use of the 2010 peer group, as discussed below, was considered.

In fiscal year 2010, the Compensation Committee engaged Hay Group, Inc. (“Hay Group”) as an independent consulting firm to provide the following services to the Committee:

●	executive compensation consulting services;

●	assistance with long-term incentive plan design; and

●	in conjunction with the Omnibus Incentive Plan, consulting services related to overhang/burn rate calculations for equity compensation.

Hay Group works at the direction of the Compensation Committee as an independent advisor.  Hay Group will interact with management at the direction of the Committee to gather information on the business, organizational strategy, and approach to leadership as well as its executive reward programs and practices.  The Compensation Committee has the sole authority to retain and terminate any independent advisor including the Hay Group.  The Committee authorized management to engage Hay Group to provide assistance with the Compensation Discussion and Analysis section of the fiscal year 2009 Form 10-K/A filed on June 4, 2010, with the SEC.

Fiscal Year 2010 Peer Group

The Committee engaged Hay Group in fiscal year 2009 to assess the compensation programs for its executive officers for fiscal year 2010.  As part of this assessment, Hay Group supported the Committee in creating a peer group to compare the compensation of the Company’s Named Executive Officers to their counterparts in the peer group.  Specifically, Hay Group worked with the Committee and management to identify a list of criteria to use in the selection of the peer group companies.  Hay Group and the Committee started with a broad cross section of companies and narrowed the companies down based on the following set of criteria:

●	Annual revenues between one-half to two times the Company’s revenues;

●	Small box specialty retail companies;

●	Small box restaurant companies;

●	Customer service element is critical to business; and/or

●	Companies that operate in a host environment.

Companies that were selected met a majority, but not necessarily all of the above criteria.  The Committee and management do not believe there are any public companies that are exact competitors or peers within the Company’s industry.

Each of the companies comprising the 18-member peer group met a majority of the above criteria. The companies are:

• A.C. Moore Arts & Crafts	• CEC Entertainment	• Gymboree
• Bare Escentuals	• Christopher & Banks	• Hibbett Sports
• Big 5 Sporting Goods	• Dennys Corp	• Jackson Hewitt Tax Service
• Buffalo Wild Wings	• Destination Maternity	• Nutrisystem
• Build-A-Bear Workshop • California Pizza Kitchen	• Einstein Noah Restaurant • Golfsmith International Holdings	• Shutterfly • Steiner Leisure

The peer group provides direct incumbent information on a job title match basis (e.g., Chief Executive Officer, Chief Financial Officer) and data for each of the Named Executive Officers.  In addition, in fiscal year 2009, Hay Group provided broader retail market data from Hay Group’s Retail Industry Total Remuneration Survey (“Hay Retail Survey”) as an additional benchmarking data point.  The list of the Hay Retail Survey participants can be found at the following website (http://haygroup.com/Downloads/us/misc/2009_Hay_Group_Retail_TR_List_of_Participants.pdf).  The Committee used the Peer Group and the Hay Retail Survey to benchmark executive pay practices as one component of its decision around compensation.  In addition, the Committee considered company and individual performance as well as how compensation should be tied to the Company’s business strategies and the creation of shareholder value.

Compensation Components and Related Policies

The Company’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers as of February 5, 2011, as well as the Executive Vice President, Field Operations, who left the Company during fiscal year 2010, are considered the “Named Executive Officers” or “NEO’s” for purposes of this discussion.  For fiscal year 2010, the NEO’s were:

Dr. Renato Cataldo, President and Chief Executive Officer
Mr. Dale Heins, Executive Vice President, Finance, Chief Financial Officer and Treasurer
Mr. David Meyer, Executive Chairman
Mr. Jim Mills, Executive Vice President, Field Operations
Mr. Thomas Gallahue, Executive Vice President, Operations
Mr. Keith Laakko, Executive Vice President, Chief Marketing Officer

The components of compensation described below and their relative weightings were selected because they are considered fair, competitive and in line with the Company’s compensation philosophy.  Outside of employment agreements, benefits are provided on a Company-wide basis with selections of specific plans based on management analysis of plans available in the marketplace as well as the necessary elements to attract and retain employees.  The Compensation Committee believes that the compensation and benefit structure is considered appropriate for the Company’s size and industry.

Base Compensation

The Compensation Committee periodically reviews compensation based on consideration of the Company’s strategic and financial goals, competitive forces, fairness, individual responsibilities and challenges and economic factors.  This includes a review of published compensation reports, as needed.  Base salaries for our Named Executive Officers reflect each executive officer’s level of experience, responsibilities and expected future contributions to our success. We review base salaries on an annual basis, or as responsibilities change, and we consider factors such as individual and Company performance and the competitive environment in our industry in determining whether salary adjustments are warranted.

Base salaries for Mr. Heins and Mr. Laakko were increased by the Compensation Committee, effective March 14, 2010, for the assumption of additional responsibilities and expected future performance based on growth in positions demonstrated in fiscal year 2009.

Annual Incentive Compensation

The CPI Corp. Performance Plan is an annual incentive plan that is applied to a broad pool of employees including the NEO’s. Under the Company’s performance plan, executives and other participants have the potential to earn significant supplemental compensation if pre-established, objective targets, based on the Company’s Earnings before Interest, Taxes, Depreciation and Amortization and Other non-cash charges (“EBITDA”) or such other performance measurement(s) or criteria as the Board may establish in its sole discretion, are met or exceeded.  The Board of Directors establishes these targets at the beginning of each year during the budgeting process in order to provide performance awards designed to yield corresponding growth in stockholder value.

During fiscal year 2010, all Named Executive Officers participated in this plan.  The Board establishes the formula(s) or other criteria for determining the aggregate amount of the annual plan payouts (“Incentive Compensation Pool”) for each fiscal year (“Plan Year”) based on the Company’s EBITDA or such other performance measurement(s) or criteria as the Board may establish in its sole discretion.  Not later than ninety (90) days following the end of a Plan Year, the Board calculates the Incentive Compensation Pool for the Plan Year based on the formula(s) or criteria established by the Board for such Plan Year.  Once the amount of the Incentive Compensation Pool for the Plan Year is calculated, participants are designated for that year and are awarded an annual bonus based on performance.

Company performance goals are established using the budgeting process and are approved by the Board of Directors and the Compensation Committee.  Once the budget is final, EBITDA and/or other targets for the year are determined by the Board of Directors at levels deemed to be achievable but challenging.  These targets are used to determine the total amount of the Incentive Compensation Pool.  Participants and payouts are designated and awards made based on an assessment of individual and team contributions not later than ninety (90) days following the end of the Plan Year.  In fiscal year 2010, any payouts of $10,000 or more pursuant to the plan were weighted evenly between cash and restricted stock, allowing high-impact employees at multiple levels of the organization to participate in the long-term success of the Company through stock ownership.  The plan provides that the incentive compensation payable to executive officers of the Company in any Plan Year shall not, in the aggregate, exceed thirty three and one-third percent (33 1/3%) of the established Incentive Compensation Pool.  The restricted stock awarded to date for performance has a vesting period ending upon completion of the subsequent fiscal year, thus encouraging retention of key employees.

The Company did not meet the pre-established Adjusted EBITDA (defined as EBITDA plus other charges and impairment cash charges) minimum target of $45.0 million for the full year of fiscal year 2010.  However, certain eligible employees throughout the organization were compensated for their individual and team contributions based on the minimum Incentive Compensation Pool, as well as additional compensation awarded by approval of the Compensation Committee, calculated for the Plan Year.  These awards are distributed among employees at the discretion of the Compensation Committee.  A substantial portion of the total was paid in restricted shares in fiscal year 2011 and will not vest until the end of fiscal year 2011.  Shares awarded under the CPI Corp. Performance Plan are granted pursuant to the CPI Corp. Omnibus Incentive Plan.

Shares awarded to NEO’s in fiscal year 2011 for fiscal year 2010 performance and long-term incentives are described in footnote 1 to the “Security Ownership of Management” table above on page 7.

Omnibus Incentive Plan

Effective May 29, 2008, the Board of Directors adopted the CPI Corp. Omnibus Incentive Plan (the "Plan"), which was approved by the stockholders at the 2008 Annual Meeting of Stockholders, held on July 17, 2008.  The Plan replaced the CPI Corp. Stock Option Plan, as amended and restated on December 16, 1997, and the CPI Corp. Restricted Stock Plan, as amended and restated on April 14, 2005 (collectively the "Predecessor Plans") that were previously approved by the Board of Directors, and no further shares will be issued under the Predecessor Plans.  The Plan provides the Company with flexibility to award employees, directors and consultants of the Company (the "Service Providers") both short-term and long-term equity-based and cash incentives.  The purposes of the Plan are (i) to attract and retain highly competent persons; (ii) to provide incentives to Service Providers that align their interests with those of the Company's stockholders; and (iii) to promote the success of the business of the Company.  Awards under the Plan are granted by the Compensation Committee of the Board (the "Committee"), provided that the Board is responsible for administering this Plan with respect to awards to non-employee directors.  The Committee has the authority, among other things, to (i) select the Service Providers to whom awards may be granted and the types of awards to be granted to each; (ii) to determine the number of shares to be covered by each award; (iii) to determine whether, to what extent, and under what circumstances an award may be settled in cash, common stock, other securities, or other awards; (iv) to prescribe, amend, and rescind rules and regulations relating to the Plan; and (v) to make all other determinations and take all other action described in the Plan or as the Committee otherwise deems necessary or advisable.   Total shares of common stock approved for delivery pursuant to awards under the Plan as approved on July 17, 2008, and amended on August 11, 2010, were 1.1 million shares.  The Company has reserved these shares under its authorized, unissued shares.  At June 16, 2011, 497,654 of these shares remained available for future grants.

Types of awards authorized under the Plan include (i) stock options to purchase shares of common stock, including incentive stock options (“ISO’s”) and nonstatutory stock options, which will be granted with an exercise price not less than 100% of the fair market value of the common stock on the date of grant; (ii) stock appreciation rights (“SAR’s”), which confer the right to receive an amount, settled in cash, common stock or other awards, equal to the excess of the fair market value of a share of common stock on the date of exercise over the exercise price of the SAR; (iii) restricted stock, which is common stock subject to restrictions on transferability and other restrictions, such as payment of applicable taxes, with respect to which a participant receives dividends and has the voting rights of a stockholder during the period of restriction; (iv) restricted stock units, which are awards of a right to receive shares of the Company’s common stock and are subject to restrictions on transferability and other restrictions; such as payment of applicable taxes, (v) performance awards, including performance shares or performance units, which are settled after an applicable performance period has ended to the extent to which corresponding performance and/or market goals have been achieved and (vi) other awards, including awards that are payable in shares of common stock or the value of which is based on the value of shares of common stock, and awards to be settled in cash or other property other than common stock.

Company-wide Benefits

Benefits such as 401(k), medical and dental are available to executives under plans and policies that apply Company-wide.  Management reviews the performance and cost of these plans on an annual basis and makes changes as necessary.  For the 401(k), the Board of Directors appoints a plan committee made up of executive officers.  That committee is responsible for administering the plan.

The Company has a defined benefit pension plan that applied Company-wide until April 1, 2004 (the “Retirement Plan”), when the Company implemented a freeze of future benefit accruals.  Employees with at least ten years of service who attained age 50 as of April 1, 2004 were “grandfathered” and benefits continued to accrue for those grandfathered individuals until February 20, 2009, when such benefits were frozen.  No NEO’s were grandfathered under the Retirement Plan, but Mr. Heins and Mr. Gallahue remain participants as reflected in the “Pension Benefits” table below.

Employment Agreements

Senior executives, including all of the Named Executive Officers, are generally hired under employment agreements which establish base compensation and eligibility for annual performance-based awards, long-term equity awards, severance and other benefits.  The agreements are used to document the employment terms, promote retention and provide for various covenants that protect the Company.  The agreements are prepared based on a standard template that does not include special provisions for change of control.  The Compensation Committee reviews and approves executive employment agreements before they are executed.

Further descriptions of employment agreements are provided in the discussion following the executive compensation tables.

Executive Chairman Agreements

On April 19, 2010, Mr. David Meyer was appointed Executive Chairman of the Board of Directors.  Mr. Meyer previously served as a non-Executive Chairman.  Under his fiscal year 2010 Executive Chairman agreement, Mr. Meyer received a quarterly retainer of $50,000, payable on the first day of each quarter in fiscal year 2010, commencing in the second fiscal quarter.  Mr. Meyer also received a discretionary bonus for fiscal year 2010, based on the Total Return of the Company’s common stock price performance for the 2010 fiscal year being greater than 50%.  The bonus was paid to Mr. Meyer in the form of 10,283 shares of immediately vested Company common stock on March 23, 2011.  Mr. Meyer was also awarded 17,162 shares of restricted stock on April 19, 2010 pursuant to this agreement.  The restricted shares vest in four equal annual installments of 25% beginning on the last day of fiscal year 2010, provided that Mr. Meyer continues to provide services to the Company through each relevant vesting date.

On March 18, 2011, the Company’s Board of Directors re-appointed Mr. Meyer as Executive Chairman.  Under his fiscal year 2011 Executive Chairman agreement, Mr. Meyer receives a quarterly retainer of $75,000, payable on the first day of each quarter in fiscal year 2011.  Mr. Meyer is also eligible to receive a performance bonus for fiscal year 2011 based on certain Consolidated Adjusted EBITDA targets.  The performance bonus, if any, will be awarded and payable 50% in cash and 50% in shares of the Company’s common stock.  Any shares awarded to Mr. Meyer with respect to the performance bonus will be fully vested as of the date of such award.  In addition to the performance bonus, Mr. Meyer is eligible to receive, at the sole discretion of the Board, a discretionary bonus of up to $100,000, payable in the form of shares of the Company’s common stock, for fiscal year 2011.  Mr. Meyer received 10,283 shares of restricted stock on March 18, 2011 pursuant to this agreement.  The restricted shares vest in four equal annual installments of 25% beginning on the last day of fiscal year 2011, provided that Mr. Meyer continues to provide services to the Company through each relevant vesting date.

Tax and Accounting Implications

Named Executives Officers do not have any tax gross-up benefits in their employment agreements.

Although the $1 million limitation on deductibility imposed by Section 162(m) has had limited application to compensation paid to the Company’s executives, the Compensation Committee intends to preserve full deductibility of executive compensation.  However, the Committee may approve compensation for an executive officer that does not meet the deductibility requirements of Section 162(m) in the future in order to maintain competitive compensation packages and attract talented leaders.  Since each executive had compensation lower than the $1 million limitation in the last year, Section 162(m) was not applicable.

The CPI Corp. Omnibus Incentive Plan, approved by stockholders in 2008, was drafted to meet the requirements of Section 162(m).  The CPI Corp. Performance Plan is subject to the deductibility limitation of Section 162(m).

The Company’s policy is to meet all the requirements of Internal Revenue Code Section 409A.

Stock Ownership Guidelines

The Company does not have stock ownership guidelines pertaining to the Board or executives or stock retention guidelines applicable to equity awards to directors or executives.  Executive ownership of stock is encouraged and established through awards upon hire and through the CPI Corp. Performance Plan and the Omnibus Incentive Plan.

Although the Company does not have stock ownership guidelines pertaining to its non-employee directors, it does have the CPI Corp. Non-Employee Directors Restricted Stock Policy (the “Policy”), effective April 14, 2008, pursuant to the CPI Corp. Omnibus Incentive Plan, which encourages directors to obtain or increase their stock ownership interest in the Company, thereby attracting, retaining and rewarding such directors and strengthening the mutuality of interest between the directors and the Company’s stockholders.  The purpose of the Policy is to advance the interests of the Company and its stockholders by enabling non-employee directors to elect to receive restricted shares in lieu of a portion of the annual retainer they receive as directors of the Company.  All of the non-employee Directors, with the exception of Mr. Salus, elected to receive shares pursuant to the Policy in lieu of cash for part of their annual retainers for Board service in fiscal year 2010.  Additionally, directors are also awarded $70,000 in restricted stock as part of their annual retainer, valued as of the first day of the fiscal year and vesting as of the last day of the fiscal year.

Compensation Committee Report

We, the Compensation Committee of the Board of Directors of CPI Corp., have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the Company, and, based on such review and discussion, have recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in this Proxy Statement.

THE CPI CORP. COMPENSATION COMMITTEE

Turner White, Chairman	James Abel	Michael Glazer	Eric Salus

Summary Compensation Table

The following table sets forth the information required by SEC Regulation S-K Item 402 as to the compensation for fiscal years 2010, 2009 and 2008 for services rendered in all capacities, by the Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)		Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value ($) (4)	All Other Compensation ($) (5)	Total ($)
Renato Cataldo
President and Chief	2010	$ 475,000	$ 312,015	(6)	$ -	$ 105,000	$ -	$ 29,053	$ 921,068
Executive Officer	2009	$ 475,000	$ 29,611	(7)	$ -	$ 21,250	$ -	$ 12,626	$ 538,487
	2008	$ 484,135	$ 27,113	(8)	$ 179,501	$ 35,000	$ -	$ 7,266	$ 733,015

Dale Heins
Executive Vice	2010	$ 298,077	$ 240,087	(6)	$ -	$ 75,000	$ 8,977	$ 23,574	$ 645,715
President, Finance,	2009	$ 280,000	$ 24,387	(7)	$ -	$ 17,500	$ 17,813	$ 10,337	$ 350,037
Chief Financial Officer	2008	$ 228,806	$ 13,556	(8)	$ 89,751	$ 17,500	$ -	$ 6,511	$ 356,124
and Treasurer (9)

David Meyer
Executive	2010	$ 154,500	$ 729,334		$ -	$ -	$ -	$ 16,086	$ 899,920
Chairman (10)	2009	$ 51,000	$ 278,632		$ -	$ -	$ -	$ 2,934	$ 332,566
	2008	$ 24,000	$ 560,810		$ 121,154	$ -	$ -	$ 11,288	$ 717,252

Jim Mills
Executive Vice	2010	$ 142,788	$ 206,950	(6)	$ -	$ 69,000	$ -	$ 291,223	$ 709,961
President, Field	2009	$ 275,000	$ 10,448	(7)	$ -	$ 7,500	$ -	$ 55,028	$ 347,976
Operations (11)	2008	$ 105,769	$ -		$ 74,271	$ -	$ -	$ 474	$ 180,514

Thomas Gallahue
Executive Vice	2010	$ 300,000	$ 240,087	(6)	$ -	$ 75,000	$ 3,518	$ 25,604	$ 644,209
President,	2009	$ 300,000	$ 24,387	(7)	$ -	$ 17,500	$ 6,363	$ 12,867	$ 361,117
Operations	2008	$ 305,770	$ 23,242	(8)	$ 64,505	$ 30,000	$ -	$ 9,224	$ 432,741

Keith Laakko
Executive Vice	2010	$ 257,115	$ 206,950	(6)	$ -	$ 69,000	$ -	$ 22,122	$ 555,187
President, Chief	2009	$ 230,000	$ 20,905	(7)	$ -	$ 15,000	$ -	$ 11,685	$ 277,590
Marketing Officer	2008	$ 203,846	$ 15,484	(8)	$ 71,801	$ 20,000	$ -	$ 7,240	$ 318,371

(1)
Stock awards issued under the CPI Corp. Omnibus Incentive Plan since May 29, 2008.  Prior to this date, stock awards were issued under Predecessor Plans.  See Note 13 in the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended February 5, 2011, for discussion of valuation methods related to stock awards.  Dividends are earned on restricted stock not yet vested.  Such dividends are included in All Other Compensation as they are earned.  The amounts in the table reflect the aggregate grant-date fair value of the stock awards issued in the respective fiscal year noted.  Stock awards granted in fiscal year 2011 are reflected in the “Security Ownership of Management” table above.

(2)
Under the CPI Corp. Omnibus Incentive Plan, the Company issued options to the NEO’s in fiscal year 2008 as follows:  Mr. Cataldo, 50,000; Mr. Heins, 25,000; Mr. Meyer, 60,000; Mr. Mills, 25,000; Mr. Gallahue, 17,500; and Mr. Laakko, 20,000.  These options vest in three equal increments on their anniversary dates, with the exception of Mr. Meyer’s options, which vested 30,000 on both February 7, 2009 and February 6, 2010, and Mr. Gallahue’s options, which vest 7,500 on the first anniversary date and 5,000 both on the second and third anniversary dates.

The first increment vested on the first anniversary date and became exercisable in November 2010 when the Company’s common stock traded in excess of $25.00 for a minimum of 20 consecutive trading days.  The second increment vested on the second anniversary date and is exercisable when the common stock trades in excess of $45.00 for a minimum of 20 consecutive trading days.  The third increment vests on the third anniversary date and is exercisable when the common stock trades in excess of $65.00 for a minimum of 20 consecutive trading days.  With respect to Mr. Meyer’s shares, 10,000 became exercisable in November 2010 when the Company’s common stock traded in excess of $25.00 for a minimum of 20 consecutive trading days.  An additional 25,000 shares each will become exercisable when the common stock trades in excess of $45.00 and $65.00 for a minimum of 20 consecutive trading days.

For all share options, if the target common stock price is met for a minimum of 20 consecutive trading days prior to the vesting schedules noted above, the exercise dates would be the vesting schedule dates.  See the “Outstanding Equity Awards at 2010 Fiscal Year End” table for exercise prices and expiration dates.  Additional disclosure of these options, including valuation method, is included in Note 13 in the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended February 5, 2011.  The amounts in the table reflect the aggregate grant-date fair value of the stock options issued in fiscal year 2008.

(3)
Value of cash portion of performance bonus awarded under the CPI Corp. Performance Plan in fiscal years 2010 and 2009 and under Predecessor Plans in fiscal year 2008.  Amounts are granted and paid in the fiscal year subsequent to the fiscal year for which the performance relates.  The balance of the bonus was awarded in restricted stock and is reflected in the Stock Awards column.

(4)
Amounts relate to actuarial changes in pension values related to the pension plan.  The table does not include negative values of $11,551 and $2,692 in fiscal year 2008 for Mr. Heins and Mr. Gallahue, respectively.

(5)	Detail of All Other Compensation is as follows:

Name	Year	Dividends Paid on Stock not yet vested ($)	Company 401 (k) Contribution ($)	Life Insurance Premiums ($)	Other ($)		Total ($)
Renato Cataldo	2010	$17,257	$8,250	$1,146	$2,400		$29,053
	2009	$1,428	$8,250	$748	$2,200		$12,626
	2008	$824	$5,750	$692	$-		$7,266

Dale Heins	2010	$13,291	$8,250	$533	$1,500		$23,574
	2009	$1,176	$7,212	$494	$1,455		$10,337
	2008	$412	$4,725	$414	$960		$6,511

David Meyer	2010	$16,086	$-	$-	$-		$16,086
	2009	$2,934	$-	$-	$-		$2,934
	2008	$11,288	$-	$-	$-		$11,288

Jim Mills	2010	$3,816	$-	$323	$287,084	(11)	$291,223
	2009	$504	$8,250	$537	$45,737	(11)	$55,028
	2008	$-	$-	$104	$370		$474

Thomas Gallahue	2010	$13,291	$7,500	$3,013	$1,800		$25,604
	2009	$1,176	$8,250	$1,641	$1,800		$12,867
	2008	$706	$5,750	$1,268	$1,500		$9,224

Keith Laakko	2010	$11,928	$8,250	$444	$1,500		$22,122
	2009	$1,684	$8,250	$376	$1,375		$11,685
	2008	$1,147	$5,750	$343	$-		$7,240

(6)
The number of restricted shares granted to NEO’s in fiscal year 2010 (for fiscal year 2009 performance) was determined by dividing 50% of the value of their total bonuses by the closing price of the Company’s common stock at the end of fiscal year 2009 ($13.11).  The same formula was used for all other recipients of restricted shares pursuant to the Omnibus Incentive Plan.  The Compensation Committee selected the closing price of the Company’s common stock on the last trading day of the fiscal year because the awards were for fiscal year 2009 performance.  The awards were made on March 29, 2010.  The amounts in the table reflect the aggregate grant-date fair value of the shares awarded on March 29, 2010.

Also, in fiscal year 2010, additional shares of restricted stock were granted to NEO’s (as a long-term incentive).  These shares vest in 25% increments on the last day of the fiscal year over a four year period commencing with fiscal year 2010.  The amounts in the table also reflect the aggregate grant-date fair value of these shares awarded on March 12, 2010.

(7)
The number of restricted shares granted to NEO’s in fiscal year 2009 (for fiscal year 2008 performance) was determined by dividing 50% of the value of their total bonuses by the closing price of the Company’s common stock at the end of fiscal year 2008 ($7.14).  The same formula was used for all other recipients of restricted shares pursuant to the Omnibus Incentive Plan.  The Compensation Committee selected the closing price of the Company’s common stock on the last trading day of the fiscal year because the awards were for fiscal year 2008 performance.  The awards were made on April 27, 2009.  The amounts in the table reflect the aggregate grant-date fair value of the shares awarded on April 27, 2009.

(8)
The number of restricted shares granted to NEO’s in fiscal year 2008 (for fiscal year 2007 performance) was determined by dividing 50% of the value of their total bonuses by the closing price of the Company’s common stock at the end of fiscal year 2007 ($20.40).  The same formula was used for all other recipients of restricted shares pursuant to the Performance Plan.  The Compensation Committee selected the closing price of the Company’s common stock on the last trading day of the fiscal year because the awards were for fiscal year 2007 performance.  The awards were made on March 5, 2008.  The amounts in the table reflect the aggregate grant-date fair value of the shares awarded on March 5, 2008.

(9)	Mr. Heins was appointed Chief Financial Officer on April 19, 2008.

(10)
On April 19, 2010, Mr. Meyer was appointed Executive Chairman of the Board of Directors.  Mr. Meyer previously served as a non-Executive Chairman.  As such, Mr. Meyer’s compensation in fiscal years 2008 and 2009 and from February 7, 2010 through April 18, 2010 related to his services as the Company’s non-Executive Chairman of the Board and from April 19, 2010 through February 5, 2011 related to his services as the Company’s Executive Chairman of the Board.  Mr. Meyer’s total 2010 fiscal year compensation for both positions held during fiscal year 2010 is included in the table above.

In fiscal years 2008 and 2009, Mr. Meyer’s compensation amounts, included in the “Salary” column above, consisted of fees earned or paid in cash for his services as non-Executive Chairman of the Board.  In fiscal year 2010, Mr. Meyer’s “Salary” consisted of $4,500 for director’s fees for the period February 7, 2010 to April 18, 2010 and a quarterly retainer of $50,000 for the period April 19, 2010 to February 5, 2011, pursuant to the fiscal year 2010 Executive Chairman’s agreement.

In fiscal years 2008 and 2009, Mr. Meyer’s compensation amounts, included in the “Stock Awards” column above, consisted of his annual retainers for fiscal years 2008 and 2009, performance bonuses granted in fiscal years 2008 and 2009 (related to fiscal years 2007 and 2008 performance, respectively) and certain additional awards in fiscal year 2008 (related to fiscal years 2007 and 2008 service as Chairman), all of which were paid in shares of the Company’s common stock.  In fiscal year 2010, Mr. Meyer’s “stock awards” consisted of the following:

Grant	Number of	Vesting
Date	Shares Granted	Date	Explanation
2/12/11	2,860	2/5/11	Director's election to receive restricted stock in lieu of cash compensation for fiscal year 2010 board and committee retainers.

2/19/10	3,823	5/1/10	Fiscal year 2010 first quarter retainer pursuant to an amendment dated February 12, 2010, to the previous Chairman's Agreement.

3/29/10	27,403	3/29/10	Chairman's bonus for fiscal year 2009 performance pursuant to an amendment dated September 25, 2009, to the previous Chairman's Agreement.

4/19/10	4,290.5	2/5/11	Long-term incentive plan restricted stock, purusant to the Executive Chairman's Agreement dated April 19, 2010.
	4,290.5	2/4/12
	4,290.5	2/2/13
	4,290.5	2/1/14

The amounts in the “Summary Compensation Table” above reflect the aggregate grant-date fair value of the shares awarded on the various grant dates noted above.

(11)
Mr. Mills joined the Company as Executive Vice President, Field Operations, in September 2008.  Upon his joining the Company, Mr. Mills entered into an employment agreement.  Pursuant to this agreement, Mr. Mills was entitled to receive reimbursement for certain moving and temporary housing expenses.  Such expenses in the amount of $43,517 were reimbursed to Mr. Mills in fiscal year 2009.  Mr. Mills left the Company in August 2010 and, pursuant to his separation and release agreement, received a lump sum gross severance payment of $275,000 and $10,974 for unused, accrued vacation hours.  The above amounts are included in the respective fiscal years in the “Other” column within the “All Other Compensation” table.  Based on the vesting requirements for Mr. Mills’ stock awards granted in fiscal year 2010 and the vesting and exercise requirements for his option awards granted in fiscal year 2008, these awards were forfeited at the time of his departure.

Grants of Plan-Based Awards in Fiscal Year 2010

				Payouts Under Non-Equity Incentive Plan Awards			Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock Awards ($) (3)
Name	Plan Name		Grant Date (1)	Threshold ($)	Target ($) (2)	Max ($)	Threshold (#)	Target (#) (3)	Max (#)
Renato Cataldo	Omnibus Incentive Plan	(4)	3/12/10	$ -	$ -	$ -	-	15,000	-	$ 200,850
	Omnibus Incentive Plan	(4)	3/29/10	$ -	$ 105,000	$ -	-	8,009	-	$ 111,165

Dale Heins	Omnibus Incentive Plan	(4)	3/12/10	$ -	$ -	$ -	-	12,000	-	$ 160,680
	Omnibus Incentive Plan	(4)	3/29/10	$ -	$ 75,000	$ -	-	5,721	-	$ 79,407

David Meyer (5)	Omnibus Incentive Plan	(4)	2/12/10	$ -	$ -	$ -	-	2,860	-	$ 38,696
	Omnibus Incentive Plan	(4)	2/19/10	$ -	$ -	$ -	-	3,823	-	$ 53,713
	Omnibus Incentive Plan	(4)	3/29/10	$ -	$ -	$ -	-	27,403	-	$ 380,354
	Omnibus Incentive Plan	(4)	4/19/10	$ -	$ -	$ -	-	17,162	-	$ 256,572

Jim Mills	Omnibus Incentive Plan	(4)	3/12/10	$ -	$ -	$ -	-	10,000	-	$ 133,900
	Omnibus Incentive Plan	(4)	3/29/10	$ -	$ 69,000	$ -	-	5,263	-	$ 73,050

Thomas Gallahue	Omnibus Incentive Plan	(4)	3/12/10	$ -	$ -	$ -	-	12,000	-	$ 160,680
	Omnibus Incentive Plan	(4)	3/29/10	$ -	$ 75,000	$ -	-	5,721	-	$ 79,407

Keith Laakko	Omnibus Incentive Plan	(4)	3/12/10	$ -	$ -	$ -	-	10,000	-	$ 133,900
	Omnibus Incentive Plan	(4)	3/29/10	$ -	$ 69,000	$ -	-	5,263	-	$ 73,050

(1)	With the exception of Mr. Meyer, awards to NEO’s were granted on March 12, 2010, and March 29, 2010, and relate to long-term incentives and fiscal year 2009 performance, respectively.

(2)	Amounts are cash bonuses for 2009 performance awards under the CPI Corp. Performance Plan which were granted and paid in fiscal year 2010.

(3)
With the exception of Mr. Meyer, the portion of a participant’s incentive compensation award is calculated by dividing (1) that portion of the participant’s incentive compensation award payable in restricted shares for the fiscal year by (2) the fair market value of one share of common stock measured as of the last day of the fiscal year.  The restricted shares are subject to restrictions on transferability, as well as vesting and forfeiture restrictions.  Dividends are paid on restricted shares.  Termination due to death, disability or normal retirement (65 or older) results in automatic waiver of the uncompleted portion of restriction. The shares vest automatically upon a change of control.

(4)
With the exception of Mr. Meyer, includes incentive plan grants in fiscal year 2010 related to fiscal year 2009 performance and long-term incentives and reflect cash and stock awards granted under the CPI Corp. Performance Plan, pursuant to the CPI Corp. Omnibus Incentive Plan.  All cash awards were paid as of the fiscal year 2010 year-end.  Restricted stock awarded on March 29, 2010, for fiscal year 2009 performance, vested as of the fiscal year 2010 year-end.  Restricted stock awarded on March 12, 2010, related to long-term incentives, vests in 25% increments on the last day of the fiscal year over a four year period commencing with fiscal year 2010.  Amounts related to 2010 performance were granted subsequent to the 2010 fiscal year-end and therefore are not included in this table.  Such grants made in fiscal year 2011 for fiscal year 2010 performance are reflected in footnote 1 to the “Security Ownership of Management” table above.

(5)
Includes incentive plan grants and certain grants related to Mr. Meyer’s service as Chairman of the Board for the period February 7, 2010 to April 18, 2010, as well as incentive plan grants related to Mr. Meyer’s service as Executive Chairman of the Board for the period April 19, 2010 to February 5, 2011.  Stock awards were granted under the Chairman’s Agreement and Executive Chairman’s Agreement for the respective periods noted above, pursuant to the CPI Corp. Omnibus Incentive Plan.  See footnote 10 in the “Summary Compensation Table” above for details of the various stock awards granted to Mr. Meyer during fiscal year 2010.  Amounts related to 2010 performance were granted subsequent to the 2010 fiscal year-end and therefore are not included in the table above.  Such grants made in fiscal year 2011 for fiscal year 2010 performance are reflected in the “Amount of Record” column within the “Security Ownership of Management” table above.

Outstanding Equity Awards at 2010 Fiscal Year-End

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Renato Cataldo	-	16,667	16,666	$ 13.58	8/14/18	-	$ -	11,250	$ 218,813
Dale Heins	8,334	8,333	8,333	$ 13.58	8/14/18	-	$ -	9,000	$ 175,050
David Meyer	10,000	50,000	-	$ 12.21	9/22/13	-	$ -	12,872	$ 250,360
Jim Mills	-	-	-	$ -	N/A	-	$ -	-	$ -
Thomas Gallahue	7,500	5,000	5,000	$ 13.58	8/14/18	-	$ -	9,000	$ 175,050
Keith Laakko	-	6,667	6,666	$ 13.58	8/14/18	-	$ -	7,500	$ 145,875

(1)
With the exception of Mr. Meyer and Mr. Gallahue, the stock options vest equally in three increments on the first three anniversary dates after the August 14, 2008, grant date for Dr. Cataldo, Mr. Heins and Mr. Laakko.  Mr. Meyer’s options vested 30,000 on both February 7, 2009 and February 6, 2010, and Mr. Gallahue’s options, vest 7,500 on the first anniversary date and 5,000 both on the second and third anniversary dates.  See footnote 2 to the “Summary Compensation Table” for further description of the vesting of stock options awarded pursuant to the Omnibus Incentive Plan.

With the exception of Mr. Meyer, the first increment of shares vested on the first anniversary date and became exercisable in November 2010 when the Company’s common stock traded in excess of $25.00 for a minimum of 20 consecutive trading days.  With respect to Mr. Meyer’s shares, 10,000 became exercisable in November 2010 when the Company’s common stock traded in excess of $25.00 for a minimum of 20 consecutive trading days.

(2)
Represents shares awarded on March 12, 2010, which vest in 25% increments on the last day of the fiscal year for fiscal years 2011, 2012 and 2013 (the first 25% increment vested on February 5, 2011, and therefore, was no longer restricted as of the 2010 fiscal year-end).  The respective payout values were calculated by multiplying the closing market price of the Company’s common stock at the end of fiscal year 2010 ($19.45) by the number of shares outstanding.  See footnote 6 to the “Summary Compensation Table” for further details of this restricted stock awarded pursuant to the Omnibus Incentive Plan.

Option Exercises and Stock Vested in Fiscal Year 2010

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#) (1)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (2)
Renato Cataldo	16,667	$151,336	11,759	$228,713
Dale Heins	-	$-	8,721	$169,623
David Meyer (3)	-	$-	38,377	$620,855
Jim Mills (4)	-	$-	-	$-
Thomas Gallahue	-	$-	8,721	$169,623
Keith Laakko	6,667	$60,003	8,291	$161,260

(1)
The table above does not include stock options vested in fiscal year 2010 of 16,667, 8,333, 50,000, 5,000 and 6,667 for Dr. Cataldo and Messrs. Heins, Meyer, Gallahue and Laakko, respectively, as these options were not exercisable as of the fiscal year 2010 year-end.  See footnote 2 to the “Summary Compensation Table” and footnote 1 to the “Outstanding Equity Awards at 2010 Fiscal Year- End” table for details on exercise requirements.

For the shares acquired upon exercise during fiscal year 2010, the value realized on exercise is calculated by multiplying the number of options exercised by the difference between the Company’s closing stock price on the exercise date and the exercise price.

(2)
With the exception of Mr. Meyer, shares represent restricted stock awarded in fiscal year 2010 (for fiscal year 2009 performance), as well as the portion of long-term incentives awarded on March 12, 2010, that vested on the last day of fiscal year 2010.  The respective value realized is calculated by multiplying the number of shares acquired on vesting by the Company’s closing stock price on the date of vesting.

(3)	Shares represent restricted stock granted to Mr. Meyer in fiscal year 2010 that vested on various dates throughout fiscal year 2010 and were awarded as follows:

Grant	Number of	Vesting
Date	Shares Granted	Date	Explanation
2/12/10	2,860	2/5/11	Director's election to receive restricted stock in lieu of cash compensation for fiscal year 2010 board and committee retainers.

2/19/10	3,823	5/1/10	Fiscal year 2010 first quarter retainer pursuant to an amendment dated February 12, 2010, to the previous Chairman's Agreement.

3/29/10	27,403	3/29/10	Chairman's bonus for fiscal year 2009 performance pursuant to an amendment dated September 25, 2009, to the previous Chairman's Agreement.

4/19/10	4,291	2/5/11	Portion of long-term incentive award that vested in fiscal year 2010, purusant to the Executive Chairman's Agreement dated April 19, 2010.

The respective value realized is calculated by multiplying the number of shares acquired on vesting by the Company’s closing stock price on the date of vesting.

(4)
Mr. Mills left the Company in August 2010.  Based on the vesting and exercise requirements for his option awards and vesting requirements for his stock awards, these awards were forfeited at the time of his departure.

Pension Benefits

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Renato Cataldo (1)	Retirement Plan	-	$-	$-
Dale Heins (2)	Retirement Plan	17	$65,869	$-
David Meyer (3)	Retirement Plan	-	$-	$-
Jim Mills (1)	Retirement Plan	-	$-	$-
Thomas Gallahue (2)	Retirement Plan	2	$34,680	$-
Keith Laakko (1)	Retirement Plan	-	$-	$-

(1)
Years of actual service differ from the years of credited service because the plan was frozen in 2004 and Dr. Cataldo, Mr. Mills and Mr. Laakko were not yet employed.  See description of the retirement plan below.

(2)	Years of actual service differ from the years of credited service because the plan was frozen in 2004.

(3)	Mr. Meyer is not eligible for the retirement plan.

Retirement Plan

Effective April 1, 2004, the Company amended the Retirement Plan to implement a freeze of future benefit accruals, except for employees with at least ten years of service who attained age 50 as of April 1, 2004, who were “grandfathered” and whose benefits continued to accrue until February 20, 2009, when those benefits were frozen.  Years of service after the date of the benefit freeze are recognized for determination of whether an employee attains five years of service for vesting purposes.  Dr. Cataldo, Mr. Mills and Mr. Laakko joined the Company after the Retirement Plan benefits were frozen and, therefore, will receive no benefits under the Retirement Plan.  Mr. Heins and Mr. Gallahue are entitled to receive the benefits under the Retirement Plan as described in the “Pension Benefits” table above.

The Retirement Plan entitles a participant to a monthly retirement benefit upon retirement at or after age 65 equal to 1% of average monthly gross earnings (including base salary and bonus) from and after January 1, 1998, multiplied by the number of years of the participant's service.  Until 2002, the maximum annual compensation recognized in computing benefits was $100,000.  Commencing with 2002, the maximum annual compensation recognized in computing benefits increased to $200,000, subject to adjustment by the Internal Revenue Service for cost-of-living increases in future years.

In lieu of a monthly retirement benefit, a participant may elect to convert to a contingent annuitant option (which provides retirement benefits payable to the participant during his or her lifetime and to his or her beneficiary after the participant's death), or to an option for life annuity with a guaranteed number of monthly payments, payable first to the participant, with any remaining amounts payable to his or her beneficiary.  Benefits are fully vested after five years of service.  The Company periodically makes actuarially determined contributions to the Retirement Plan.  No deductions are made for social security benefits.

The Retirement Plan provides for a reduced benefit for early retirement for employees age 55 or over with at least 15 years of service.  The monthly early retirement benefit is equal to the accrued (earned) benefit at the time of retirement, reduced by 1/180 for each of the first 60 months and 1/360 for each of the next 60 months that the early retirement date precedes the normal retirement date.  None of the Named Executive Officers were eligible for early retirement as of the 2010 fiscal year-end.

Potential Payments Upon Termination

All calculations in this table are at the present value as of February 5, 2011, and are calculated at amounts as if the terminating event occurred on that date.

	Renato Cataldo	Dale Heins	David Meyer (1)	Thomas Gallahue	Keith Laakko

Termination with cause (2)
Pension (3)	$ -	$ 65,869	$ -	$ 34,680	$ -

Termination without cause (2)
Salary	$ 475,000	$ 300,000	$ -	$ 300,000	$ 260,000
Pension (3)	-	65,869	-	34,680	-
Restricted stock awards (4)	-	-	250,360	-	-
Total	$ 475,000	$ 365,869	$ 250,360	$ 334,680	$ 260,000

Retirement or resignation
Pension (3)	$ -	$ 65,869	$ -	$ 34,680	$ -
Restricted stock awards (4)	218,813	175,050	-	175,050	145,875
Total	$ 218,813	$ 240,919	$ -	$ 209,730	$ 145,875

Death
Life insurance	$ 650,000	$ 600,000	$ -	$ 600,000	$ 520,000
Pension (3)	-	65,869	-	34,680	-
Restricted stock awards (4)	218,813	175,050	250,360	175,050	145,875
Total	$ 650,000	$ 665,869	$ -	$ 634,680	$ 665,875

Disability
Disability benefits (5)	$ 1,368,457	$ 1,433,256	$ -	$ 560,633	$ 1,518,469
Pension (3)	-	65,869	-	34,680	-
Restricted stock awards (4)	218,813	175,050	250,360	175,050	145,875
Total	$ 1,587,270	$ 1,674,175	$ 250,360	$ 770,363	$ 1,664,344

Change of Control (4)
Restricted stock awards (4)	$ 218,813	$ 175,050	$ 250,360	$ 175,050	$ 145,875
Stock option awards (4)	195,665	146,750	362,000	102,725	78,265
Total	$ 414,478	$ 321,800	$ 612,360	$ 277,775	$ 224,140

(1)	With the exception of the items included in footnote 4 below, Mr. Meyer is not eligible for future payments.

(2)
Termination for cause is triggered by an act in bad faith and to the detriment of the Company, refusal or failure to act in substantial accordance with any written material direction or order of the Company, repeated unfitness or unavailability for service, disregard of the Company’s rules or policies after reasonable notice and opportunity to cure, conviction of a crime involving dishonesty, breach of trust or physical or emotional harm to any person, breach of the employment agreement or other contractual obligation to the Company.  These benefits are paid in a lump sum at the time of termination.

(3)
Retirement is the voluntary or involuntary termination of employment after attaining age 65.  Employees who reach age 55 and have 15 years of service may elect early retirement benefits.  Retirement benefits are payable monthly for life.  Options to cover spouses are available for a reduced benefit.  If an employee dies prior to retirement age, his or her spouse is entitled to 50% of his benefits at the employee’s retirement age.  If an employee terminates prior to retirement age, he or she can apply for vested pension benefits once they reach retirement age.

(4)
Pursuant to restricted stock agreements with the NEO’s, upon death, disability or a change of control, all outstanding restricted stock awards become immediately vested.  For all NEO’s, with the exception of Mr. Meyer, all outstanding restricted stock awards also become immediately vested upon retirement at age 65 or thereafter.  For Mr. Meyer, all outstanding restricted stock awards also become immediately vested upon termination without cause.  Additionally, in the event Mr. Meyer ceases to be Executive Chairman of the Company at any time after the termination or expiration of the Executive Chairman’s Agreement, but remains a member of the Board, all outstanding restricted stock awards become immediately vested upon Mr. Meyer ceasing to be the Executive Chairman.  The values in the table above are calculated by multiplying the number of outstanding shares of restricted stock as of February 5, 2011 by the Company’s closing stock price on February 5, 2011 ($19.45).

Pursuant to stock option agreements with the NEO’s, upon a change of control, all unexercisable stock options become immediately vested and exercisable as of the date of the change of control.  The values in the table above are calculated by multiplying the number of unexercisable stock options as of February 5, 2011, by the difference between the Company’s closing stock price on February 5, 2011 and the exercise price, as noted in the “Outstanding Equity Awards at 2010 Fiscal Year-End” table above.

(5)	Disability benefits for all NEO’s are under the same plan as all salaried employees.

Mr. Mills left the Company in August 2010 and, pursuant to his separation and release agreement, received a lump sum gross severance payment of $275,000 and $10,974 for unused, accrued vacation hours.  These amounts are included in the “Other” column within the “All Other Compensation” table above.

Employment Contracts and Termination of Employment

The Company has employed the NEO’s under employment contracts that establish base compensation, bonus and other benefits available to employees.  The terms of all NEO employment agreements are indefinite. The employment contracts provide that termination of employment of any of the NEO’s, other than for Cause, requires the Company to make a lump sum payment equal to 100% of their base salaries at time of severance.

Upon his departure from the Company in August 2010, Jim Mills entered into a separation and release agreement with the Company.

The NEO’s are entitled to participate in other active benefits and plans available to other employees, including participation in the Company’s 401(k) plan, health care and disability coverage, life insurance and paid vacation. The NEO’s are subject to customary confidentiality and insider obligations.

Obligations applicable to the receipt of termination benefits

All NEO’s are subject to non-competition covenants for one year after termination of employment, which include an agreement not to be employed by or act as a consultant for any direct competitor of the Company.  In their employment agreements, all NEO’s acknowledge that any ideas, concepts, graphics, creative or other products of their work will be owned by the Company.

Compensation Risk Assessment

Based on a consideration of the Company’s compensation programs, we believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

Director Compensation in Fiscal Year 2010

Each of the Company's directors received a total retainer of $100,000 for service on the Board in fiscal year 2010, with the exception of Mr. Salus who received a prorated amount.  In addition, for fiscal year 2010, Mr. Abel received a payment of $10,000 for his service as Chairman of the Audit Committee and $7,500 for his service as Chairman of the Nominating and Governance Committee, and Mr. White received an additional payment of $7,500 for service as Chairman of the Compensation Committee.  As described in footnote 1 to the "Director Compensation in Fiscal Year 2010” table below, each of the directors, with the exception of Mr. Salus, elected to receive restricted shares in lieu of 100% of their director cash retainers for fiscal year 2010, pursuant to the Company's Non-Employee Directors Restricted Stock Award Agreement.  The Company also reimburses directors for expenses incurred in connection with attending Board and committee meetings and pays each director $1,500 for each Board and Committee meeting attended.  Additionally, directors may be awarded additional compensation of $1,500 per day for work on special projects.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
David Meyer (3)	$4,500	$472,763	$3,214	$480,477
James Abel	$52,000	$136,355	$7,649	$196,004
Michael Glazer	$37,500	$120,863	$6,607	$164,970
Michael Koeneke	$37,500	$120,863	$6,607	$164,970
Eric Salus (4)	$35,712	$61,966	$1,310	$98,988
Turner White	$48,000	$128,602	$7,127	$183,729

(1)
The Board of Directors maintains a CPI Corp. Non-Employee Directors Restricted Stock Policy (the "Policy") pursuant to the Omnibus Incentive Plan.  The purpose of the Policy is to advance the interests of the Company and its stockholders by enabling the directors who are not employees of the Company to elect each year to receive shares of restricted common stock of the Company ("Restricted Shares") in lieu of up to 100%, but not less than 50%, of the $30,000 annual retainer in cash they receive as directors of the Company.  Directors who chair committees of the Board may also elect to receive restricted shares in lieu of an annual retainer in cash for their service as committee chairmen.  Additionally, directors are also awarded $70,000 in restricted stock as part of their annual retainer, valued as of the first day of the fiscal year and vesting as of the last day of the fiscal year.  These restricted shares are included in the table above, valued at the aggregate grant-date fair value of the shares issued on April 15, 2010, with the exception of Mr. Salus’ shares which were issued on September 14, 2010 and valued at the aggregate grant-date fair value at that date.

Upon making a valid and timely election under the Policy for the cash portion of their retainer, the non-employee director is awarded that number of restricted shares determined by dividing (1) one hundred twenty-five percent (125%) of that portion of the non-employee director's annual retainer for Board service and/or service as a committee chair for the fiscal year for which the election is being made by (2) the fair market value of one share of common stock as of the first day of the fiscal year.  The restricted shares are not transferable and are subject to other restrictions until the last day of the applicable fiscal year.

Pursuant to the Policy, each of the directors, with the exception of Mr. Salus, elected to receive restricted shares in lieu of 100% of their $30,000 annual cash retainer for service on the Board in fiscal year 2010.  Mr. Abel also elected to receive restricted shares in lieu of a portion of his annual cash retainers for serving as Chairman of the Audit Committee ($10,000) and as Chairman of the Nominating and Governance Committee ($7,500).  Mr. White elected to receive Restricted Shares in lieu of a portion of his annual cash retainer for serving as Chairman of the Compensation Committee ($7,500).  In lieu of cash compensation for their retainers, Messrs. Meyer, Glazer and Koeneke each received 2,860 restricted shares and Messrs. Abel and White received 4,005 and 3,432 restricted shares, respectively.  These restricted share elections are included in the table above, valued at the aggregate grant-date fair value of the shares issued on February 12, 2010.

(2)	All Other Compensation represents dividends earned on restricted stock awards prior to vesting.

(3)
On April 19, 2010, Mr. Meyer was appointed Executive Chairman of the Board of Directors.  Mr. Meyer previously served as a non-Executive Chairman.  The amounts included in the table above represent Mr. Meyer’s compensation from February 7, 2010 through April 18, 2010 related to his services as the Company’s non-Executive Chairman of the Board.  Mr. Meyer’s total 2010 fiscal year compensation for both positions held during fiscal year 2010 is included in the “Summary Compensation Table”.  See footnote 10 to the “Summary Compensation Table” for the details of his compensation as it relates to both positions during fiscal year 2010.

(4)
Mr. Salus was elected to the Board of Directors in August 2010.  Included in the “Fees Earned or Paid in Cash” column in the table above is $3,000 paid to Mr. Salus for consulting work he performed during fiscal year 2010.

As of the end of fiscal year 2010, no directors, with the exception of Mr. Meyer, held shares of unvested restricted stock or outstanding stock option awards.  As of the end of fiscal year 2010, Mr. Meyer held 12,872 shares of unvested restricted stock and had 10,000 stock options exercisable (his remaining 50,000 share options were not exercisable as of the end of fiscal year 2010); see footnote 1 to the “Outstanding Equity Awards at 2010 Fiscal Year-End” table for further details on Mr. Meyer’s outstanding awards as of the end of fiscal year 2010.

Authorization of Reduction in Number of Common Shares Authorized
(Proposal 2)

The Board has determined that it is advisable and in the best interests of the Company and its stockholders to amend the Company’s Articles of Incorporation (the “Charter”) to reduce the authorized number of shares of common stock.  Accordingly, the Board has proposed an amendment to the Charter reducing the authorized number of shares of common stock from 50 million to 16 million for submission to the Company’s stockholders at the Annual Meeting.  As of June 16, 2011, the record date for the Annual Meeting, there were 7,042,484 shares of common stock outstanding and 497,654 shares were reserved for issuance in connection with the Company’s Omnibus Incentive Plan.

The Board has proposed to reduce the number of authorized common stock as the reduction will result in annual savings to the Company of approximately $60,000 related to Delaware franchise tax and the Board believes authority for up to 16 million shares will meet the Company’s needs for the foreseeable future.  As such, the Board has proposed that the following resolution, which embodies an amendment to the Charter effecting the reduced authorization, be submitted to the Company’s stockholders for approval at the Meeting:

WHEREAS, the Charter of the Company currently provides for 50,000,000 authorized shares of common stock, $0.40 par value per share, and the Board deems it desirable and in the best interests of the Company to amend the Charter to decrease the authorized Common Stock to 16,000,000 shares;

BE IT RESOLVED that the first full paragraph of Article FOUR of the Charter be amended in its entirety to read as follows:

ARTICLE FOUR

The total number of shares of stock of all classes which the Corporation has the authority to issue is seventeen million (17,000,000) shares, consisting of (a) sixteen million (16,000,000) shares of common stock, $0.40 par value per share (the “Common Stock”), and (ii) 1,000,000 shares of preferred stock without par value (the “Preferred Stock”).

The Board recommends a vote “FOR” amending the Company’s Charter to reduce the authorized number of shares of common stock from 50 million shares to 16 million shares.

Audit Committee Report

To Our Stockholders:

In performing our duties, the Audit Committee has:

1.
reviewed and discussed with the Company’s management and KPMG LLP (“KPMG”), the Company’s independent registered accounting firm, the audited financial statements of the Company contained in the Company’s Annual Report to Stockholders for the fiscal year ended February 5, 2011, as well as quarterly financial statements, all prior to their issuance;

2.
discussed with KPMG, all matters required to be discussed by the standards of the Public Company Accounting Oversight Board in Rule 3200T, including standards set forth in Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended;

3.	received from KPMG written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, as modified or supplemented;

4.	discussed with KPMG its independence from the Company;

5.	conducted its meetings allowing for executive sessions with KPMG and with the Company’s internal auditors, in each case without the presence of the Company’s management; and

6.
received periodic updates from the Company’s internal auditors regarding their test work with respect to internal controls over financial reporting and reviewed with management and the independent auditor, management’s assessment of the effectiveness of the Company’s internal controls over financial reporting.

Among other things, the Audit Committee also oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company’s policies relating to legal and regulatory compliance, ethics, conflicts of interest and the Company’s internal audit process.

Based on the review and discussions described in 1 through 6 above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2010 for filing with the Securities and Exchange Commission.

Further, the Audit Committee has appointed KPMG to audit the books of the Company for the fiscal year ending February 4, 2012, and we recommend that you ratify that appointment.

THE CPI CORP. AUDIT COMMITTEE

James Abel, Chairman	Michael Koeneke	Eric Salus	Turner White

Fees Paid to Independent Registered Public Accounting Firm

Set forth below is a summary of fees for professional services by our independent registered public accounting firm, KPMG LLP (“KPMG”), for fiscal years 2010 and 2009.

	Fiscal 2010	Fiscal 2009

Audit Fees	$630,000	$652,819
Audit-Related Fees	-	4,658
Tax Fees	66,362	-
All Other Fees	-	-

Total	$696,362	$657,477

Audit Fees

For fiscal years 2010 and 2009, the Company was billed approximately $630,000 and $652,819, respectively, for KPMG's audits of the Company’s annual financial statements and review of financial statements included in the Company’s interim reports on Form 10-Q.

Audit-Related Fees

No audit-related services were provided by KPMG during fiscal year 2010.  For fiscal year 2009, the Company was billed $4,658 for audit-related services provided by KPMG in connection with a response to a comment letter from the Securities and Exchange Commission.

Tax Fees

For fiscal year 2010, the Company was billed $66,362 for tax services provided by KPMG for fiscal year 2010.  No tax services were provided by KPMG during fiscal year 2009.

All Other Fees

The Company did not receive any services from KPMG other than those described above in either of the last two fiscal years.

Procedure for Approval of Non-Audit Services

The Audit Committee has authorized the Chairman of the Audit Committee to pre-approve KPMG’s performance of non-audit services, provided that the Chairman reports any such pre-approval to the full Audit Committee at the next scheduled meeting.  Upon receipt of any request for pre-approval of non-audit services from management, the Chairman may accept or reject the request or submit the request to the entire Audit Committee for consideration.  The Audit Committee approved all of the fees paid to KPMG for fiscal year 2010.

Ratification of Appointment of Independent Registered Public Accounting Firm
(Proposal 3)

The Audit Committee has selected KPMG, an independent registered public accounting firm, to audit the books of the Company and its subsidiaries for its current fiscal year ending February 4, 2012 (“fiscal year 2011”).  Although the appointment of independent registered public accounting firms is not required to be approved by the stockholders, the Board believes that stockholders should participate in the appointment through ratification.  If a majority of the stockholders voting do not ratify the appointment, the Audit Committee will reconsider the appointment.  A representative of KPMG LLP will be present at the Annual Meeting and will be given the opportunity to make a statement and to answer questions any stockholder may have.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2011.

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting is required for ratification of this appointment.  Proxies for shares marked “Abstain” will be considered to be represented, but not voted.  Shares registered in the name of brokers or other “street name” nominees will also be considered represented at the meeting for purposes of a quorum but will be considered present for purposes of the vote of Proposal 3 only if actually voted on Proposal 3.

Advisory Vote on the Compensation of Named Executive Officers
(Proposal 4)

The recently enacted Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd–Frank Act”) enables the Company’s stockholders to vote to approve, on an advisory and non–binding basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

As we convey in the “Compensation Discussion and Analysis,” our executive compensation program is intended to promote the financial interests and growth of the Company by creating and maintaining a system that provides fair annual compensation and incentives for designated officers and key employees of the Company to remain in the employ of the Company and to work to the best of their abilities for the achievement of the Company’s strategic and operational growth objectives.  Our executive compensation is discussed in further detail under “Compensation Discussion and Analysis” and “Compensation of Executive Officers and Directors,” which includes information about the 2010 compensation of our Named Executive Officers.

The Company is asking its stockholders to indicate their support for the compensation paid to the Company’s Named Executive Officers.  This proposal is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.  Accordingly, the Company is asking its stockholders to vote “FOR” the following resolution at the Annual Meeting.

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables and narrative discussion.”

The vote on executive compensation is advisory, and therefore not binding; however, the Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements.

The Board recommends a vote “FOR” the approval of the compensation paid to the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules.

Advisory Vote on the Frequency of Advisory Votes on the Compensation of Named Executive Officers
(Proposal 5)

The Dodd–Frank Act enables the Company’s stockholders to vote to approve, on an advisory and non–binding basis, the frequency of the stockholder advisory vote on executive compensation.  After considering the benefits and consequences of each option for holding the advisory vote on the compensation of our Named Executive Officers, the Board of Directors recommends that stockholders approve holding the advisory vote on the compensation of our Named Executive Officers once EVERY YEAR.

Our Board has determined that an advisory vote on our executive compensation that occurs once EVERY YEAR is appropriate for our Company and our stockholders at this time.  We believe that a vote EVERY YEAR provides a suitable time frame that allows us to obtain information on stockholders’ views of our executive compensation on a basis consistent with our desire to develop and implement any adjustments to our executive compensation program that we determine are appropriate after taking into consideration the results of any past advisory vote on executive compensation, yet remaining consistent with our compensation philosophy.  Additionally, an annual advisory vote on executive compensation will provide the Board of Directors and the Compensation Committee with regular direct input from stockholders on our executive compensation policies, practices and procedures, in a manner consistent with our objectives of engaging in regular dialogue with our stockholders on corporate governance matters, including our executive compensation philosophy, policies and programs.

For the reasons discussed above, the Board of Directors recommends that stockholders vote in favor of holding an advisory vote on executive compensation once EVERY YEAR at our annual meeting of stockholders.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote once every year, every two years or every three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

The Board of Directors recommends that stockholders vote “FOR” a stockholder advisory vote on executive compensation once EVERY YEAR.

Other Information

A list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the meeting for any purpose germane to the meeting.  For ten days prior to the Annual Meeting, this stockholder list will also be available for inspection by stockholders at the Company’s offices at 1706 Washington Avenue, St. Louis, Missouri  63103-1717, during regular business hours.

Some banks, brokers, and other nominee record holders may be participating in the practice of “house holding” proxy statements and annual reports.  This means that only one copy of this Notice of Annual Stockholders Meeting and Proxy Statement and the 2010 Annual Report may have been sent to multiple stockholders in your household.  If you would prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your bank, broker or other nominee.  Upon written or oral request to the Corporate Secretary, we will provide a separate copy of the 2010 Annual Report or Notice of Annual Stockholders’ Meeting and Proxy Statement.

The Company’s 2010 Annual Report to stockholders, including financial statements, was mailed simultaneously with this Proxy Statement on or about July 11, 2011, to stockholders of record as of June 16, 2011.

A COPY OF THE COMPANY’S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K MAY BE OBTAINED WITHOUT CHARGE FROM THE CORPORATE SECRETARY, JANE NELSON, UPON WRITTEN REQUEST TO HER AT 1706 WASHINGTON AVENUE, ST. LOUIS, MISSOURI 63103-1717.

By Order of the Board of Directors,

                                                                                                        /s/Jane E. Nelson
                                                                                                       _____________________________
JANE E. NELSON
General Counsel and Secretary

Dated: July 11, 2011

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

CPI CORP. ATTN: JANE NELSON 1706 WASHINGTON AVENUE ST. LOUIS, MO 63103
Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and returnit in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR
the following:

1.  Election of Directors        For       Against     Abstain
    1James J. Abel                m   m   m

2Michael Glazer              m   m             m

3Michael Koeneke         m   m   m

4David Meyer                 m   m   m

5Eric Salus                       m   m   m

    6  Turner White                m   m   m
The Board of Directors recommends you vote FOR
proposals 2, 3 and 4.
                                                                                                For     Against    Abstain
2.  Approval of a proposal to amend the CPI Corp.          m          m   m
     Articles of Incorporation to reduce the
     authorized number of shares of common stock
     from 50 million shares to 16 million shares.
                                                                                                For     Against    Abstain
3.  Ratification of the appointment of KPMG LLP            m          m   m
     as the Company's Independent Registered
     Public Accounting Firm for the fiscal year
     ending February 4, 2012.
                                                                                                For     Against    Abstain
4.  Approval of the compensation paid to the                   m          m   m
     Company's Named Executive Officers as
     disclosed in the Company's proxy statement.

The Board of Directors recommends you vote
EVERY 1 YEAR on the following proposal:
                                                                                                1 year     2 years    3 years     Abstain
5.  Stockholder advisory vote on executive                         m             m   m    m
     compensation shall be

NOTE: In their sole discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at  www.proxyvote.com .

CPI CORP. Annual Meeting of Shareholders August 10, 2011 9:00 AM CDT This proxy is solicited by the Board of Directors

The undersigned, revoking all previous proxies, hereby appoints David Meyer and James Abel, or either of them, as proxy or proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of CPI Corp. (the "Company") that the undersigned held of record on June 16, 2011 and is/are entitled to vote at the Annual Meeting of the Stockholders of the Company to be held at 9:00 a.m., CDT (Central Daylight Time) on Wednesday, August 10, 2011, at the Company's offices at 1706 Washington Ave., St. Louis, Missouri 63103, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to signed on reverse side